Exhibit 10.30

LEASE AGREEMENT

BY AND BETWEEN

350 TECHNOLOGY DRIVE PARTNERS, LLC, a Pennsylvania limited liability company (“LANDLORD”)

AND

NEUBASE THERAPEUTICS, INC.

a Delaware corporation

(“TENANT”)

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ARTICLE V - MAINTENANCE AND REPAIRS		21
5.1	Tenant's Maintenance	21
5.2	Landlord's Maintenance	21

ARTICLE VI - ALTERATIONS AND ADDITIONS TO THE LEASED PREMISES		21
6.1	Alterations and Additions	22
6.2	Electronic Equipment	22

ARTICLE VII - ACCESS TO LEASED PREMISES		24
7.1	Access	25

ARTICLE VIII - FIRE OR OTHER CASUALTY		25
8.1	Fire or Other Casualty	25

ARTICLE IX - WAIVER OF LIABILITY; INDEMNIFICATION		25
9.1	Waiver of Liability	26
9.2	Tenant Indemnification	26
9.3	Landlord Indemnification	27

ARTICLE X - INSURANCE		28
10.1	Liability Insurance	28
10.2	Casualty Insurance	28
10.3	Evidence of Insurance	28
10.4	Landlord’s Insurance	28
10.5	Waiver of Subrogation	29

ARTICLE XI - ASSIGNMENT AND SUBLETTING		29
11.1	Assignment and Subletting	29

ARTICLE XII - SIGNS		29
12.1	Signs	31

ARTICLE XIII - BUILDING SERVICES		31
13.1	Building Services Generally	31
13.2	Electric	31
13.3	Additional or Separately Metered Electrical, HVAC and Other Service	32
13.4	Interruption of Service	33
13.5	Access to Building	34

ARTICLE XIV - QUIET ENJOYMENT; RELOCATION		34
14.1	Quiet Enjoyment	35
14.2	Relocation	35

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ARTICLE XV - SUBORDINATION; TRANSFER OF PROPERTY		35
15.1	Subordination	35
15.2	Transfer of Property	36

ARTICLE XVI - ESTOPPEL CERTIFICATE		36
16.1	Estoppel Certificate	36
16.2	Power of Attorney	36

ARTICLE XVII - SURRENDER		36
17.1	Surrender	37
17.2	Notice to Quit	37
17.3	Removal of Property; Restoration of Leased Premises	37
17.4	Posting Signs	38

ARTICLE XVIII - DEFAULT AND REMEDIES		38
18.1	Default	38
18.2	Remedies	39
18.3	Default Interest	39
18.4	Confession for Money Damages	40
18.5	Confession for Possession	40
18.6	Cumulative Remedies	40
18.7	Survival	41

ARTICLE XIX - WAIVER		41
19.1	Waiver	42

ARTICLE XX - CONDEMNATION		42
20.1	Condemnation	42

ARTICLE XXI - NOTICES		42
21.1	Notice Addresses	43

ARTICLE XXII - NON-RECORDATION		43
22.1	Non-Recordation	43

ARTICLE XXIII - FINANCIAL STATEMENTS		43
23.1	Financial Statements	43

ARTICLE XXIV - EXONERATION		43
24.1	Exoneration	44

ARTICLE XXV - BINDING EFFECT		44
25.1	Binding Effect	44

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ARTICLE XXVI - CONSTRUCTION		44
26.1	Captions	44
26.2	References	44
26.3	Rules of Construction	44

ARTICLE XXVII - ENTIRE AGREEMENT; AMENDMENTS; DELIVERY		44
27.1	Entire Agreement	44
27.2	Amendments	45
27.3	Counterparts; Delivery	45

ARTICLE XXVIII - GOVERNING LAW; PATRIOT ACT		45
28.1	Governing Law	45
28.2	Patriot Act	45

ARTICLE XXIX - PARTIAL INVALIDITY		45
29.1	Partial Invalidity	45

ARTICLE XXX - BROKERAGE COMMISSION		45
30.1	Brokerage Commission	45

ARTICLE XXXI – [INTENTIONALLY DELETED]		46

ARTICLE XXXII - FORCE MAJEURE		46
32.1	Force Majeure	46

ARTICLE XXXIII - HOLDING OVER BY TENANT		46
33.1	Holding Over	46

ARTICLE XXXV – TENANT’S UNDERSTANDING		48
35.1	Tenant’s Understanding	48

EXHIBITS

A.	Depiction of Leased Premises

B.	Work Letter
Schedule 1 to Work Letter – Landlord’s Work
Schedule 2 to Work Letter – Interior Finishes Specifications for Tenant Improvements
Schedule 3 to Work Letter – Test Fit Drawing
C.	Form of Acknowledgment of Commencement Date

D.	Building Rules and Regulations

E.	Parking Agreement

F.	Cleaning Specifications

G.	Form SNDA

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LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is dated as of the 2nd day of October, 2020, by and between 350 TECHNOLOGY DRIVE PARTNERS, LLC, a Pennsylvania limited liability company (“Landlord”) with its principal office located at 965 Greentree Road, Suite 400, Pittsburgh, Pennsylvania 15220, and NEUBASE THERAPEUTICS, INC., a Delaware corporation (“Tenant”) with its principal office located at 700 Technology Drive, Pittsburgh, PA 15219.

WITNESSETH:

In consideration of the foregoing and of the representations, warranties, covenants and conditions set forth herein, and intending to be legally bound hereby, Landlord and Tenant understand and agree as follows:

ARTICLE I

LEASED PREMISES

1.1            Demise. Commencing as of the Commencement Date (as hereinafter defined), Landlord hereby agrees to lease and demise to Tenant, and Tenant hereby agrees to take and lease from Landlord, upon and subject to the terms and conditions set forth in this Lease, approximately fourteen thousand one hundred eighty-nine (14,189) rentable square feet of space, which is depicted on Exhibit A attached to this Lease, and known as Suite 400 (the “Leased Premises”), on the fourth (4th) floor of the building known as The Riviera, which contains approximately one hundred sixty thousand two hundred (160,200) rentable square feet (the “Building”), situated on certain real property having a Parcel Identification Number of 29-B-302 in the Department of Real Estate of Allegheny County, and an address of 350 Technology Drive, Pittsburgh, PA 15219 located in the City of Pittsburgh, Allegheny County, Pennsylvania (the “Land”), together with the nonexclusive right to use, in common with others, the Common Areas, as such term is defined below. The Building and the Land are hereinafter collectively called the "Property.” Landlord reserves the uses of all portions of the Property beyond the interior surfaces of the walls, floor and ceiling of the Leased Premises, including, without limitation, the right therein to install, maintain, use, repair and replace pipes, ducts, conduits and wires in locations which will not materially or adversely interfere with Tenant's use of or access to the Leased Premises. The "Common Areas" are defined as all entrances and exits, sidewalks, driveways, parking lots, elevators, stairs, stairwells, landscaped areas, rest rooms, and all other areas and improvements located in the Building or otherwise on the Property provided by Landlord for the common or joint use and benefit of all tenants of the Building, including, without limitation, subject to the terms and conditions of Section 4.2(b), the Fitness Center, the Conference Center, the Sixth Floor Patio, the Café, and the Biowaste Room (as each such term is defined in Section 4.2 below). Except as otherwise expressly provided in this Lease, Tenant shall lease the Leased Premises without any representation or warranty on the part of Landlord and, on the Commencement Date, Landlord will provide Tenant with the Leased Premises “as-is; where-is.”

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1.2            Tenant's Pro Rata Share. The parties stipulate and agree for all purposes under this Lease that (i) the Leased Premises is fourteen thousand one hundred eighty-nine (14,189) rentable square feet and the Building is one hundred sixty thousand two hundred (160,200) rentable square feet, and (ii)  “Tenant’s Pro Rata Share” shall be eight and 86/100 percent (8.86%), calculated by dividing the rentable square feet of the Leased Premises (numerator) by the rentable square feet of the Building (denominator), and expressing the fraction as a percentage. Landlord shall not remeasure the Leased Premises during the Lease Term.

1.3            Landlord's Work and Tenant Improvements; Early Access. Landlord shall cause its general contractor to construct the Landlord’s Work and the Tenant Improvements (as each term is defined in the Work Letter attached hereto as Exhibit B (the “Work Letter”) and made a part hereof) substantially in accordance with the terms set forth in the Work Letter, in a good and workmanlike manner, and in compliance with all applicable laws, rules, regulations, ordinances, codes, orders and other legal requirements (collectively, “Applicable Laws”). The parties agree that the Landlord’s Architect (as defined in the Work Letter) and Landlord’s general contractor shall be used in connection with the performance of the Tenant Improvements. Landlord shall diligently pursue Substantial Completion of the Landlord's Work and the Tenant Improvements. Subject to the terms of the Work Letter, Landlord shall have the sole right to control all aspects of the performance of the Landlord’s Work and the Tenant Improvements relating to the Leased Premises, including without limitation the scheduling and sequencing of all Landlord’s Work and the Tenant Improvements. Landlord represents, warrants and covenants to Tenant that from and after the date on which Landlord delivers the Leased Premises to Tenant, the base Building (including the Building systems) will comply with all Applicable Laws. Without limiting the foregoing, Landlord represents, warrants and covenants to Tenant that from and after the date on which Landlord delivers the Leased Premises to Tenant, the base Building and Common Areas will afford a “path of travel” to the Leased Premises in accordance with the requirements of the ADA, as necessary to enable Tenant to use the Leased Premises for the uses permitted hereunder in a normal and customary manner and in compliance with the ADA and all other Applicable Laws. Tenant shall have the right to access the Leased Premises three (3) weeks prior to the Commencement Date (the “Early Access Period”), as reasonably determined by Landlord. Tenant hereby acknowledges and agrees that Landlord shall be performing the Landlord’s Work and Tenant Improvements in the Leased Premises during any such Early Access Period and, accordingly, Tenant shall use best efforts to cooperate with Landlord so as not to obstruct Landlord’s efforts to timely and efficiently perform the Landlord’s Work and Tenant Improvements. Such early access by Tenant shall be for the purpose of Tenant installing furniture, equipment or fixtures (including Tenant's data and telephone equipment) and, so long as the same does not in any manner interfere with, delay or otherwise obstruct Landlord’s efforts to timely and efficiently perform the Landlord’s Work and Tenant Improvements in the portion of the Leased Premises to which Tenant is tendered such early access, use such portion of the Leased Premises for the Permitted Use. Tenant's access to the Leased Premises during the Early Access Period shall be subject to all terms and conditions of the Lease, except that Tenant shall not be obligated to pay rent attributable to the Leased Premises during the Early Access Period until the Commencement Date.

1.4            Tenant Improvement Allowance.

(a)            Subject to Section 1.4(c) below, Landlord shall pay the Cost of Tenant Improvements (as defined in the Work Letter) up to an amount not to exceed Two Million Nine Hundred Seventy-Nine Thousand Six Hundred Neinety and 00/100 Dollars ($2,979,690.00) (i.e., $210.00 per rentable square foot of the Leased Premises) (the “Maximum Allowance”) and the amount paid by Landlord pursuant to this Section 1.4(a) is hereinafter referred to as the “Allowance.” Tenant shall pay the entire Cost of the Tenant Improvements in excess of the Maximum Allowance pursuant to Section 6 of the Work Letter.

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(b)            In the event that the Cost of Tenant Improvements is less than Two Million Six Hundred Ninety-Five Thousand Nine Hundred Ten and 00/100 Dollars ($2,695,910.00) (i.e., $190.00 per rentable square foot of the Leased Premises) (the “Threshold Amount”), then the amount by which the Threshold Amount is greater than the Cost of Tenant Improvements shall be applied to the monthly installments of Annual Base Rent (as hereinafter defined) becoming due from and after the Commencement Date.

(c)            In the event that the Cost of Tenant Improvements is greater than the Threshold Amount, then Tenant’s monthly installments of Annual Base Rent shall be increased in accordance with this subsection (c) and, simultaneously with Tenant’s approval of the Project Book (as defined in the Work Letter), Landlord and Tenant shall execute an amendment to this Lease reflecting the increase in Annual Base Rent as determined herein. For purposes of this subsection (c), the term “Excess Amount of Landlord-Funded TI” shall mean the difference between (i) the Cost of Tenant Improvements or the Maximum Allowance, whichever is less, and (ii) the Threshold Amount. The term “DSCR Amount” shall mean the product of the Excess Amount of Landlord-Funded TI multiplied by 1.15. The amount by which each monthly installment of Annual Base Rent payable during the initial Lease Term shall be increased pursuant to this subsection (c) shall be calculated by fully amortizing the DSCR Amount over a period of one hundred twenty-three (123) months at an interest rate equal to five and one-half percent (5.5%). For the avoidance of doubt, and by way of example only, Landlord and Tenant hereby acknowledge and agree that if the Cost of Tenant Improvements reflected in the Project Book is $2,908,745.00, each monthly installment of Annual Base Rent due during the initial Term shall be increased by $2,607.69, which amount was calculated by amortizing the DSCR Amount of $244,760.25 (i.e., 1.15 * [$2,908,745.00 - $2,695,910.00]) over one hundred twenty-three (123) months at an interest rate equal to five and one-half percent (5.5%). Attached hereto as Exhibit C-1 (for illustration purposes only) is a chart depicting the amortization of the DSCR Amount described in the foregoing example.

(d)            Notwithstanding anything to the contrary contained herein, in the event that there is any Excess Amount of Landlord-Funded TI, Tenant shall have the right to prepay all (but not a portion) of the then-remaining unamortized DSCR Amount on the first (1st) day of any month during the Lease Term (the “Prepayment Option”), subject to the following conditions: (i) Tenant shall provide Landlord with written notice of its election to exercise its Prepayment Option at least thirty (30) days prior to date it intends to make such prepayment; (ii) Tenant shall be required to pay the Prepayment Fee (as hereinafter defined) within thirty (30) days following receipt therefor from Landlord; and (iii) Tenant shall be required to reimburse Landlord any actual third-party unamortized loan acquisition costs (including Landlord’s lender’s attorneys’ fees) that were incurred by Landlord in connection with obtaining the TI Loan (as hereinafter defined), which amount shall be pro rated in proportion to the Excess Amount of Landlord-Funded TI to the overall amount of the TI Loan, within thirty (30) days following receipt therefor from Landlord. Tenant acknowledges that Landlord will be required to obtain financing from its lender to fund all or a portion of the Excess Amount of Landlord-Funded TI and other tenant improvements for other tenants of the Building (the “TI Loan”). If Tenant exercises its Prepayment Option, Landlord may be required or may elect (in Landlord’s sole discretion) to repay all or a portion of the TI Loan. If Landlord is required or elects to repay all or a portion of the TI Loan in connection with Tenant’s exercise of the Prepayment Option, (i) Tenant shall be responsible for reimbursing Landlord (within thirty (30) days of receipt of invoice attaching evidence reasonably detailing the fees and costs listed therein) any amounts associated with Tenant prepaying all or a portion of the TI Loan, including any prepayment fees and/or other reasonable fees charged by Landlord’s lender as a result of such prepayment of the TI Loan (the “Prepayment Fee”), which Prepayment Fee shall in no event exceed three percent (3%) of the total amount Tenant prepays pursuant to the Prepayment Option, and (ii) Landlord and Tenant shall thereafter (within ten (10) Business Days after the payment of the Prepayment Fee) enter into another lease amendment that further amends the amended Annual Base Rent table set that was set forth in Base Rent Amendment to reflect that the Annual Base Rent (as of the date that Tenant makes such prepayment through the end of the Lease Term) shall reduce by the amount by which said amount increased in the Base Rent Amendment. For the avoidance of doubt, and by way of example only, Landlord and Tenant hereby acknowledge and agree that if the initial DSCR Amount is $244,760.25 and Tenant elects to exercise its Prepayment Option as of the first (1st) day of the sixtieth (60th) month of the Lease Term, Tenant will be required to pay Landlord (A) $144,358.20, which amount represents the unamortized portion of the DSCR Amount as of such date, plus (B) any actual third-party unamortized loan acquisition costs (including Landlord’s lender’s attorneys’ fees) that were incurred by Landlord in connection with obtaining the TI Loan (as prorated in proportion to the Excess Amount of Landlord-Funded TI to the overall TI Loan Amount), plus (C) the Prepayment Fee, if any.

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ARTICLE II

LEASE TERM

2.1            Lease Term. The term of this Lease shall commence on the Commencement Date (as hereinafter defined) and shall expire one hundred twenty-three (123) complete calendar months thereafter (such term, as the same may from time to time be renewed or extended, shall hereinafter be referred to as the “Lease Term”), unless sooner terminated or extended in accordance with the terms of this Lease.

2.2            Commencement Date. The “Commencement Date” shall mean the date that Landlord shall have delivered possession of the Leased Premises to Tenant in broom clean condition with the Landlord's Work and the Tenant Improvements within the Leased Premises Substantially Completed. Landlord estimates that the Commencement Date shall occur on or before the date that is one hundred five (105) days after the date upon which Landlord receives all necessary permits for the construction of the Tenant Improvements. Such date, as applicable and subject to extension due to Force Majeure and Tenant Delays, is referred to herein as the “Estimated Commencement Date.” At such time as the Commencement Date shall have been established, the parties shall enter into an agreement confirming the same substantially in the form attached hereto as Exhibit C. Notwithstanding the foregoing, if the Commencement Date does not occur on or before the day that is thirty (30) days following the Estimated Commencement Date, Tenant shall be entitled to one (1) day of abatement of Base Rent for every day in the period beginning on the day following the thirtieth (30th) day following Estimated Commencement Date and ending on the Commencement Date, which abatement shall be in addition to any other abatement, free rent periods or other rental concessions to which Tenant may be entitled under this Lease.  Subject to Tenant Delays and Force Majeure, if the Commencement Date does not occur on or before the date that is two hundred seventy (270) days following the mutual execution of this Lease (the “Outside Commencement Date”), Tenant shall be entitled to two (2) days of abatement of Base Rent for every day in the period beginning on the day following the Outside Commencement Date and ending on the Commencement Date, which abatement shall be in addition to any other abatement, free rent periods or other rental concessions to which Tenant may be entitled under this Lease.

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Notwithstanding the foregoing, Tenant shall have the right to enter the Leased Premises thirty (30) days prior to the anticipated date of Substantial Completion of the Landlord's Work and the Tenant Improvements for the purposes of installing cabling, wiring, telephone equipment, fixtures, furniture, and equipment to facilitate Tenant's move-in and start-up of business operations, so long as any such entry is coordinated with Landlord and Landlord's contractors and such entry and installations do not unreasonably interfere with the work being performed by Landlord's workmen or contractors in the Leased Premises. No such entry shall be deemed Tenant's possession of the Leased Premises, or otherwise affect the occurrence of the Commencement Date. In any such event, the Tenant's workmen and contractors shall take reasonable steps to minimize interference with any work being simultaneously performed by the Landlord's workmen or contractors in the Leased Premises. In the event of any unreasonable interference prior to Substantial Completion, Landlord shall have the right to provide written notice to Tenant of such interference, and Tenant shall cause its workmen and contractors to cease such interference or cease performing such work until Landlord's workmen and contractors have completed their work. Any such early entry into and occupancy of the Leased Premises by Tenant or any person or entity working for or on behalf of Tenant shall be deemed to be subject to all of the terms, covenants, conditions and provisions of the Lease, including, without limitation, providing certificate(s) of insurance required under this Lease, excluding only the covenant to pay Rent (defined herein).

2.3            Renewal Option. Provided Tenant is not in default (beyond any applicable cure period) of the terms and conditions of this Lease at the time Tenant exercises it right under this Section, Tenant shall have the following option (the “Renewal Option”) to extend the Lease Term of this Lease for a term of five (5) years (the “Extension Term”). Tenant may exercise the Renewal Option only by providing written notice to Landlord no later than nine (9) months prior to the expiration of the then current Lease Term. The Rent for the period covered by the Renewal Option shall be on the same terms and conditions contained in this Lease, except that (a) the Annual Base Rent for the first lease year of the Renewal Term shall be equal to 95% of the Fair Market Rental Rate (as hereinafter defined) for the Leased Premises (but in no event more than five percent (5%) greater than the Annual Base Rent payable during the final year of the then current Lease Term), which amount shall escalate by one and one-half percent (1.5%) per annum for each lease year of the Extension Term, and (b) Tenant shall not be entitled to any allowances or other concessions with respect to the Extension Term unless otherwise agreed to between the parties. Except for the specific Renewal Option set forth above, there shall be no further privilege of renewal.

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As used herein, the “Fair Market Rental Rate” shall mean the per square foot base rental rate then being charged for comparable space in the City of Pittsburgh for lease renewals commencing on or about the commencement of the Extension Term for similar uses and similar lengths of time, subject to reasonable adjustments for comparable space on more or less desirable floors or areas of the Building. Landlord shall determine the Fair Market Rental Rate using its good faith commercially reasonable judgment (“Landlord FMR”) and shall provide written notice of such rate to Tenant within fifteen (15) days of receipt of Tenant’s notice exercising the Renewal Option, which Landlord FMR, if acceptable to Tenant, shall be used to determine the Annual Base Rent for the period covered by the Renewal Option; provided, however, if Tenant disagrees with the Landlord FMR, within fifteen (15) days after receipt of the Landlord FMR, Tenant shall either (ii) withdraw Tenant’ notice of exercise, or (ii) deliver to Landlord Tenant's proposed Fair Market Rental Rent using its good faith reasonable judgment (the “Tenant FMR”), and the parties shall endeavor to negotiate the Fair Market Rental Rate of the Leased Premises. If within thirty (30) days after Landlord’s receipt of the Tenant FMR, Landlord and Tenant are unable to mutually agree upon the Fair Market Rental Rate of the Leased Premises, then, within ten (10) days after the expiration of said thirty-day period, each of Landlord and Tenant will select a broker to determine the Fair Market Rental Rate of the Leased Premises for the Renewal Option and, within ten (10) days after their appointment, such brokers shall select a third broker. Each of such brokers shall be a licensed commercial real estate leasing broker and shall have not less than ten (10) years’ experience related to the leasing of commercial office space in comparable buildings in the City of Pittsburgh. Concurrently with the appointment of the third broker, the two brokers selected by Landlord and Tenant, respectively, shall state, in writing, his or her determination of the Fair Market Rental Rate of the Leased Premises for the Renewal Option and the supporting reasons therefor. The third broker shall conduct such investigations as he or she deems appropriate and shall, within ten (10) days after being appointed, select which of the two (2) proposed determinations most closely approximates his or her determination of the Fair Market Rental Rate of the Leased Premises for the Renewal Option. The third broker shall have no right to propose a middle ground or any modification of either of the two proposed determinations. The determination he or she chooses as that most closely approximating his or her determination of the Fair Market Rental Rate of the Leased Premises for such Renewal Option shall constitute the decision of the third broker and shall be final and binding upon the parties. Each party shall pay the fees of its own broker and one-half (½) of the fees of the third broker.

ARTICLE III

RENT

3.1            Base Rent.     “Annual Base Rent” shall be calculated based on the product of the rentable square footage of the Leased Premises as stated in Section 1.2 of this Lease multiplied by the rental rate set forth in the table below.

Months of Lease Term	Base Rent per RSF	Annual Base Rent	Monthly Base Rent
1-3	$0.00	$0.00	$0.00
4-7	$37.72	-	$44,600.76
8-12	$53.72	$762,233.08	$63,519.42
13-24	$54.20	$769,043.80	$64,086.98
25-36	$54.69	$775,996.41	$64,666.37
37-48	$55.18	$782,949.02	$65,245.75
49-60	$55.69	$790,185.41	$65,848.78
61-72	$56.20	$797,421.80	$66,451.82
73-84	$56.71	$804,658.19	$67,054.85
85-96	$57.24	$812,178.36	$67,681.53
97-108	$57.77	$819,698.53	$68,308.21
109-120	$58.31	$827,360.59	$68,946.72
121-123	$59.41	$842,968.49	$70,247.37

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Tenant shall pay to Landlord during the Lease Term Annual Base Rent in accordance with the above table, payable in equal monthly installments (also set forth in the table above), in advance, without notice or demand and without setoff or deduction, beginning on the Commencement Date and continuing on the first (1st) day of each calendar month thereafter during the Lease Term; provided however, that upon execution of this Lease, Tenant shall pay to Landlord an amount equal to Three Hundred One Thousand Four Hundred Eighty and 96/100 Dollars ($301,480.96) to be held by Landlord and applied toward the first six (6) monthly installments of Annual Base Rent due during the Lease Term and, pending the application of such monthly installments to Annual Base Rent, such installment shall be deemed to be a security deposit under this Lease and may be held by Landlord as security for Tenant’s obligations under this Lease. If the Commencement Date shall be other than the first (1st) day of a calendar month, then the prorated monthly installment of Annual Base Rent for such partial calendar month shall be paid directly by Tenant on the Commencement Date. Except as expressly provided otherwise, Annual Base Rent, Additional Rent (as defined herein), and the monthly installments of Annual Base Rent shall be collectively referred to as “Rent” throughout this Lease.

Tenant acknowledges that Landlord does not invoice for Annual Base Rent, and Tenant agrees to timely pay all rent without any statement, invoice, or reminder from Landlord. Landlord shall provide separate wiring instructions. For this purpose, Tenant agrees to establish an automatic debit arrangement in order to electronically pay all installments of Annual Base Rent on or before the due date. Tenant shall provide written bank confirmation of such debit arrangement upon request y Landlord.

3.2            Payment of Increases in Real Estate Taxes.

(a)            Tenant agrees to pay Landlord, as Additional Rent, Tenant’s Pro Rata Share of the amount, if any, by which Real Estate Taxes (as hereinafter defined) with respect to any calendar year after the Base Year (as hereinafter defined) and in whole or in part within the Lease Term (each, a “Comparison Year”) shall exceed Real Estate Taxes for the Base Year (such excess amounts hereinafter called “Increases in Real Estate Taxes”) incurred during the Lease Term.

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(b)            “Base Year” for purposes of this Section and Section 3.3 shall mean the 2021 calendar year.

(c)            “Real Estate Taxes” shall include all taxes and assessments of public authorities and governmental bodies, whether general or special, ordinary or extraordinary, which shall or may be assessed, levied, charged or imposed upon the Property or against Landlord as owner thereof or otherwise, including any assessments for public improvements or otherwise, any excise taxes, gross receipts taxes, business privilege taxes, sales taxes or other taxes, fees or charges, however described and whether or not now in the contemplation of the parties, which may be levied or assessed by the United States of America, the Commonwealth of Pennsylvania, or any political subdivision, public corporation, district, authority or other political body or entity against Landlord or the Property or the rents, issues or profits thereof or the use or occupancy of the Property, all payments in lieu of any such taxes, assessments, fees or charges, all payments under any minimum payment agreements or otherwise arising out of or related to any applicable tax increment financing, and shall also include any other taxes, assessments, fees and charges that may be levied, assessed, charged or made in substitution in whole or in part for any other Real Estate Taxes. Real Estate Taxes shall also include reasonable legal and other fees, costs and disbursements incurred in connection with any proceedings or negotiations to contest, determine or reduce any Real Estate Taxes. Real Estate Taxes shall not include (i) realty transfer, inheritance, estate or capital stock taxes or net income taxes measured by the net income of Landlord from all sources, (ii) any fines, interest or penalties incurred due to the late payment of Real Estate Taxes or by reason of late filing of any required governmental report, (iii) items included in or expressly excluded (except Real Estate Taxes) from Operating Expenses, and (iv) any amount paid by Tenant to Landlord under other provisions of this Lease. Real Estate Taxes shall be payable based on the calendar year in which they shall be payable and not based on the fiscal year of the authority imposing such Real Estate Taxes. Real Estate Taxes payable in the calendar years in which the Lease Term shall commence or expire shall be prorated by taking into account the portion of such calendar year within the Lease Term. Notwithstanding anything else herein to the contrary, unless Landlord may pay any assessment included in Real Estate Taxes at a discount (in which case Landlord may elect to make such payment at such discount), Landlord agrees that if any such assessment can be paid by Landlord in installments, such assessment shall be paid in the maximum number of installments permitted by law and shall not be included as Real Estate Taxes except in the year in which the assessment installment is actually paid. Notwithstanding the foregoing, if the Building is not fully assessed during the Base Year, the Base Year for purposes of calculating the amount of Real Estate Taxes shall be adjusted to include Real Estate Taxes that would have been incurred if the Building had been fully assessed during the Base Year.

3.3            Payment of Increases in Operating Costs.

(a)            Tenant agrees to pay Landlord, as Additional Rent, Tenant’s Pro Rata Share of the amount, if any, by which Operating Costs (as hereinafter defined) with respect to any Comparison Year shall exceed Operating Costs for the Base Year (such excess amounts hereinafter called “Increases in Operating Costs”). Landlord agrees to act in a commercially reasonable manner in incurring Operating Expenses, taking into consideration the class and the quality of the Building.

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(b)            “Operating Costs”, subject to the exclusions set forth in subsection (c) below, shall mean all reasonable and actual costs incurred by Landlord in connection with the maintenance, repair, replacement, insurance, management, security, operation and ownership of the Property, as determined pursuant to sound property management accounting principles, consistently applied, including, without limitation, and by way of example (i) all costs of snow and ice removal, striping, sweeping, sealing, and repairing all driveways, parking areas, curbing, sidewalks and other Common Area portions of the Property; (ii) all costs of maintenance, repair and replacement of exterior lighting facilities, equipment, bulbs and ballasts (excluding bulbs and ballasts within a tenant’s leased premises); (iii) all costs of lawn and garden maintenance, including, without limitation, cutting, trimming, planting and replacement of lawns, shrubbery and other vegetation; (iv) the costs and charges for all utility and other services furnished to the Leased Premises and other portions of the Property, including without limitation water, sewage, and gas (provided that, (A) Operating Costs shall not include the cost of utilities separately metered to measure Tenant’s usage thereof (including Electric Charges as defined in Section 13.2), and (B) if the usage of any utilities by one or more other tenants in the Building shall be separately metered, then Tenant’s Pro Rata Share of such utility costs shall be computed by multiplying the total amount due for such services in the entire Property less the costs of such services separately metered to one or more other tenants in the Building by a fraction, as calculated by Landlord in its good faith commercially reasonable discretion, whose numerator shall be the rentable area of the Leased Premises, and whose denominator shall be the rentable area of the Building less the rentable area leased to such other tenants in the Building whose usage of such utilities is so separately metered, all as calculated by Landlord); (v) all costs of trash and rubbish removal; (vi) all costs of pest control and extermination for the Property; (vii) all costs of maintaining and inspecting fire extinguishers, smoke and fire detectors, which are furnished by Landlord; (viii) all costs of maintaining, repairing and cleaning the exterior side of the perimeter windows; (ix) all costs of Property supplies, (x) all wages, salaries and other labor costs, including taxes, insurance and benefits, of employees of Landlord directly involved in the maintenance, security and management of the Property; (xi) the cost of commercially reasonable insurance which Landlord may carry from time to time with respect to the Property or any portion thereof or any activities thereon or related thereto, including, without limitation, casualty, liability and property damage, business interruption, rent loss and other insurance; (xii) all charges allocated to the Property and payable pursuant to any covenants, easements or restrictions now or hereafter encumbering the Property or payable to any association of owners of property which now or hereafter includes the Property (including, without limitation, the Pittsburgh Technology Center Association), as the same may be prepared, recorded and/or amended from time to time (all such covenants, easements and restrictions hereinafter collectively called the “Covenants”); (xiii) any fees payable to third parties (including, without limitation, subsidiaries and affiliates of Landlord) in connection with the management of the Property or otherwise in connection with the Property, provided that any such fees paid to an affiliate of Landlord shall not exceed a fair market rate for similar services with respect to similar types of facilities in the Pittsburgh, Pennsylvania market, and further provided that any property management fee shall not exceed four percent (4.0%) of Gross Rental Receipts (as hereinafter defined); and (xiv) any expense not foreseen above that is directly related to the maintenance, repair, replacement, insurance, management, security, operation and ownership of the Property. “Gross Rental Receipts” shall mean the fixed base rent, percentage rent, rent escalations, parking revenues, amounts paid in connection with lease terminations or modifications, and all other amounts (whether or not designated as rent) paid by tenants of the Property to Landlord pursuant to leases respecting space in the Property. The Gross Rental Receipts shall also include all charges, whether or not denominated as rent, additional rent or operating expense, which represent payment by tenants of costs and expenses in managing, operating, maintaining and repairing the Property, including, but not limited to, taxes, common area maintenance charges, insurance premiums, and other costs and expenses charged to and paid by tenants under leases of the Property. In no event shall Landlord be entitled to a reimbursement from tenants for Operating Costs in excess of one hundred percent (100%) of the costs actually paid or incurred by Landlord.

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“Operating Costs” shall not include (i) any costs of utilities separately metered to Tenant or other tenants in the Building; (ii) any costs charged directly to and paid by Tenant or other tenants in the Building; (iii) any costs of obtaining new tenants of the Building, including legal expense, brokerage commissions and tenant improvement costs; (iv) costs of repair or replacement to the extent such costs shall have been paid or reimbursed by casualty insurance proceeds; (v) legal and other fees and costs incurred in connection with the enforcement of leases of space in the Building (other than covenants or other obligations relating to the use or occupancy of any portion of the Property); (vi) depreciation, principal, interest and other charges on debt or other similar non-cash items; (vii) any ground rents payable with respect to the Property or any payments of principal or interest on any indebtedness of Landlord; (viii) advertising and promotional expenses; (ix) any expenses for which Landlord has received actual reimbursement (other than through Operating Costs); (x) any “tenant allowances”, “tenant concessions” and other costs or expenses incurred in fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for specific tenants or other occupants of the Building, or vacant leasable space in the Building; (xi) the cost or expense of any services, amenities or benefits provided to other tenants in the Building and not provided or available to Tenant; (xii) any capital improvement costs; (xiii) the cost of bringing the Property into compliance with any Applicable Laws that are in effect on the date of this Lease; (xiv) fines, costs or penalties incurred as a result and to the extent of a violation by Landlord of any Applicable Laws; (xv) any fines, penalties or interest resulting from the negligence or willful misconduct of Landlord; (xvi) costs incurred by Landlord in connection with the original construction of the Building (including the Fitness Center) or the correction of latent defects in the original construction of the Building; (xvii) the cost of operating any commercial concession which is operated by Landlord at the Building (other than the Cafe); (xviii) any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Substances (except to the extent caused by Tenant or the Tenant Controlled Parties); (xix) reserves not spent by Landlord by the end of the calendar year for which Operating Costs are paid; (xx) all bad debt loss, rent loss, or reserves for bad debt or rent loss; (xxi) Landlord’s charitable and political contributions; (xxii) costs of purchasing or leasing major sculptures, paintings or other major works or objects of art; (xxiii) depreciation; (xxiv) principal payments of mortgage and other non operating debts of Landlord; (xxv) wages and/or benefits attributable to personnel above the level of property manager; and (xxvi) costs in connection with any Common Area amenities (including, without limitation, the Fitness Center, Conference Center and Six Floor Patio) to the extent such amenities are no longer offered and available to Tenant.

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(c)            If the last Comparison Year shall be only partially within the Lease Term, then Tenant’s obligation for Operating Costs for such Comparison Year shall be equal to the amount by which (i) the product of the Operating Costs for such Comparison Year times a fraction whose numerator shall be the number of days of such Comparison Year within the Lease Term and whose denominator shall be 365, shall exceed (ii) the product of the Operating Costs for the Base Year times the fraction referred to in clause (i) of this subsection.

(d)            Notwithstanding anything to the contrary contained herein, if, in the Base Year, the Building is not occupied to the extent of ninety five (95%) of the rentable area thereof, or Landlord is not supplying services to ninety five (95%) of the rentable area thereof, the Operating Costs for the Base Year shall, for the purposes of calculating the Operating Costs, be increased to the amount which would have been incurred had the Building been occupied to the extent of ninety five (95%) of the rentable area of the Building and Landlord had been supplying services to ninety five (95%) of the rentable area of the Building.

3.4            Monthly Installments.

(a)            Tenant shall pay monthly installments of Increases in Real Estate Taxes and Increases in Operating Costs, as applicable, with each monthly payment of Annual Base Rent. Such monthly installments shall be equal to Landlord’s estimate from time to time of one-twelfth (1/12) of Tenant’s Pro Rata Share of annual Increases in Real Estate Taxes and Increases in Operating Costs, as applicable, provided that if Landlord shall at any time or from time to time estimate that Tenant’s Pro Rata Share of Increases in Real Estate Taxes or Increases in Operating Costs, as applicable, may exceed the monthly installments paid or to be paid on account thereof, Landlord shall be entitled, by notice to Tenant, to increase the amount of such monthly installments to such amount as Landlord shall determine to allow Landlord to pay Tenant’s Pro Rata Share of Increases in Real Estate Taxes or Increases in Operating Costs, as applicable, when due from such installments paid by Tenant; provided, however that Landlord shall not increase the amount of such monthly installments more than twice per Comparison Year). Monthly installments of Increases in Real Estate Taxes and Increases in Operating Costs shall be paid with each monthly installment of Annual Base Rent.

(b)            No later than one hundred fifty (150) days after the end of each calendar year during the Lease Term, Landlord will furnish to Tenant an itemized statement setting forth the actual amount of Increases in Real Estate Taxes and Increases in Operating Costs, as applicable, for said calendar year, as compared to the estimated payments, if any, made by Tenant during the course of said year. Upon written request by Tenant, Landlord shall provide backup for any item provided in any statement setting forth the Increases in Real Estate Taxes and Increases in Operating Costs. If Tenant’s Pro Rata Share of the actual amount of Increases in Real Estate Taxes and Increases in Operating Costs, as applicable, for said calendar year shall be greater than the estimated amounts paid by Tenant with respect thereto, Tenant shall reimburse Landlord for such excess within thirty (30) days after demand as Additional Rent. If Tenant’s Pro Rata Share of the actual amount of Increases in Real Estate Taxes and Increases in Operating Costs for said calendar year shall be less than the estimated amounts paid by Tenant, Landlord shall credit such excess against the next required payments of Increases in Real Estate Taxes and Increases in Operating Costs due prospectively (or, if at the end of the Lease Term, Landlord shall reimburse such amount to Tenant, subject to any claims that Landlord may have against Tenant). Landlord’s failure to deliver any statement of Real Estate Taxes or Operating Costs on a timely basis with respect to any calendar year shall not prejudice Landlord’s right to thereafter render such a statement with respect to such calendar year or any subsequent calendar year, nor shall the rendering of any such statement prejudice Landlord’s right to thereafter deliver a corrected statement for that calendar year. However, if Landlord fails to furnish Tenant a statement of the actual amount of Increases in Real Estate Taxes and Increases in Operating Costs for said calendar year within twelve (12) months after the end of such calendar year, Landlord shall be deemed to have waived any rights to recover any underpayment of Increases in Real Estate Taxes and Increases in Operating Costs for said calendar year from Tenant.

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3.5            Right to Audit. Tenant shall have the right to dispute any statement submitted by Landlord to Tenant relating to the payment of Increases in Real Estate Taxes or Increases in Operating Costs, including the accuracy thereof and the method of calculating the same, but only if (a) within sixty (60) days after Tenant’s receipt of such statement, Tenant shall have notified Landlord in writing of the nature of the dispute, specifying the particular respects in which the statement is claimed to be incorrect, and (b) Tenant shall have paid the statement so in dispute. In such event, Tenant shall have the right, at its own expense, to inspect and/or audit Landlord’s books and records with respect to the statement in question for a period of sixty (60) days commencing ten (10) days after Tenant’s delivery of such notice to Landlord. Tenant shall notify Landlord of the results of such inspection, including its determination of the amount of any overpayment or underpayment, if any, within thirty (30) days after such inspection is completed. If Landlord disputes such results, it shall give notice to Tenant setting forth the nature of such dispute within ten (10) days after receipt of Tenant's notice, whereupon Tenant's representatives will promptly meet with Landlord's representatives in an effort to resolve such dispute. If such representatives are unable to resolve such dispute within fifteen (15) days after Landlord gives such notice, then they shall designate a nationally or regionally recognized accounting firm that is unaffiliated with either party to finally resolve such dispute. Such accounting firm shall render its decision within twenty (20) days and such decision shall be final and binding upon the parties. Each party shall pay the fees of their own representatives and one-half of the fees of such joint accounting firm; provided, however, if Landlord and Tenant determine that actual Increases in Real Estate Taxes or Increases in Operating Costs for the calendar year in question were less than stated by more than five percent (5%), Landlord, within thirty (30) days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant. All Additional Rent attributable to Increases in Real Estate Taxes or Increases in Operating Costs shall be appropriately adjusted (in the form of a credit or reimbursement to Tenant) based upon the final resolution, and the results of such resolution shall be final and binding upon Landlord and Tenant. The accountants conducting the audit shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. Such inspections or audits shall be conducted, upon reasonable prior notice, at Landlord’s office at a time reasonably convenient to Landlord during normal business hours. Each statement given by Landlord in connection with this Lease shall be conclusive and binding upon Tenant unless Tenant shall have strictly and timely complied with the foregoing conditions, without any extension of such time period which may otherwise be permitted by any other terms of this Lease.

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3.6            Proration and Payment of Rent and Additional Rent.     If the Commencement Date shall be other than the first (1st) day of a calendar month, then the Annual Base Rent for the calendar month in which the Commencement Date shall occur shall be prorated based on the portion of such calendar month contained within the Lease Term. All sums of money which may become due from Tenant to Landlord under this Lease other than Annual Base Rent shall constitute "Additional Rent." All Rent and Additional Rent shall be payable to Landlord in U.S. Dollars at the address of Landlord set forth in this Lease (or at such other address as may be designated by Landlord by notice to Tenant). All Rent and Additional Rent shall be payable without any abatement, set-off or deduction, except as may be expressly authorized by the other terms of this Lease. The covenants of Tenant to pay Rent, Additional Rent or any other sum under this Lease and to perform all other obligations under this Lease are deemed to be independent of any term, covenants, warrant, representation or other undertaking of Landlord under this Lease or otherwise.

3.7            Late Payment.     In the event that any Rent or Additional Rent shall remain unpaid after the date when such payment shall have become due (irrespective of any grace period which may be set forth elsewhere in this Lease as a condition to the occurrence of a default hereunder), Tenant shall pay to Landlord, as Additional Rent, a late fee of five percent (5%) of the amount so due, which amount the parties agree is a reasonable charge for the additional administrative costs required of Landlord by reason of such late payment; provided, however, that Tenant shall be entitled to a grace period of five (5) days after written notice from Landlord for the first two (2) late payments in any twelve (12) month period.

3.8            Security Deposit. Tenant shall pay upon the signing of this Lease a security deposit (such deposit, together with any other “security deposit” so designated in this Lease, hereinafter called the "Security Deposit") equal to Two Hundred Fifty Thousand Seven Hundred Eighty-Two and 88/100 Dollars ($250,782.88) to be held by Landlord as security for the full and faithful performance by Tenant of the terms, covenants and conditions of this Lease. Provided that no Tenant Default has occurred and is continuing as of the first (1st) day of the thirteenth (13th) month of the Lease Term, one-half (1/2) of the amount of the Security Deposit then held by Landlord shall be applied toward the next installments of Annual Base Rent due for the thirteenth (13th) and fourteenth (14th) months of the Lease Term. The Security Deposit (or so much as remains after reduction as set forth in this paragraph) shall be refunded to Tenant within thirty (30) days following the later of the end of the Lease Term and the date Tenant cures any breaches of this Lease. The Security Deposit may be retained by Landlord and applied against (a) unpaid Rent and other sums from time to time due under this Lease, including all costs of enforcing this Lease and of performing Tenant’s obligations under this Lease, that remain unpaid following any applicable notice and cure period, (b) damages due to any breach by Tenant of this Lease, (c) damages caused by Tenant to the Property, and (d) cleaning, repairs and rubbish removal upon Tenant vacating the Leased Premises. If Landlord shall at any time during the Lease Term apply the Security Deposit as permitted by this Lease, Tenant shall immediately deposit additional funds with Landlord sufficient to restore the Security Deposit to the amount required by the other terms of this Lease. Landlord may hold the Security Deposit in its general accounts with other funds, without interest, and shall have no obligation to segregate the same from any other funds.

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ARTICLE IV

USE AND OCCUPANCY OF LEASED PREMISES AND COMMON AREAS

4.1            Use of Leased Premises.

(a)            Tenant shall use and permit the use of the Leased Premises solely for general office use and as a laboratory for scientific and educational research, subject in all events to the terms of this Lease, the Covenants, and any zoning or other governmental restrictions and regulations (the “Permitted Use”). Landlord hereby represents and warrants that the Permitted Use is permitted by the Covenants.

(b)            Tenant covenants, warrants and represents to Landlord that, except for reasonable chemicals such as lubricants, solvents, gases and cleaning fluids of the kind and in amounts and in the manner customarily found and used in a general office and laboratories in order to conduct its Permitted Use at the Leased Premises and used, stored, transported, removed, and otherwise handled in strict accordance with Applicable Laws, the Permitted Use does not and will not involve the creation, generation, use, storage, disposal or discharge of Hazardous Substances (as defined below), loud noises, obnoxious odors, skin or eye irritants, noxious gasses, excessive dust or other particulate, or any other condition or occurrence which would be considered to be a nuisance to occupants of the Building or any other property of Landlord or a danger to persons or property.

(c)            Tenant shall comply, and shall require all of its subtenants and its and their respective contractors, subcontractors, licensees and invitees, and the agents and employees of the foregoing (collectively, “Tenant Controlled Parties”), to comply, at all times with the Covenants, with all Applicable Laws now or hereafter relating to the use or occupancy of the Leased Premises or the Property or pertaining to any conduct or activity within the Leased Premises or the Property, and with Landlord’s rules and regulations concerning the Building attached hereto as Exhibit “D” (the “Rules and Regulations”), and such additional rules and regulations as Landlord may reasonably adopt from time to time with respect to use and occupancy by its tenants. Such Rules and Regulations shall be generally applicable, and generally applied in a non-discriminatory manner to all tenants of the Building, and Landlord hereby agrees to use commercially reasonable efforts to generally enforce the Rules and Regulations in a nondiscriminatory manner against other tenants in the Building.

(d)            In the event that Tenant shall be required to obtain any permits relating to the use of the Leased Premises for the Permitted Use (as opposed to any permits required for the Landlord’s Work or Tenant Improvements), Tenant shall be responsible to obtain the same and shall pay the cost thereof.

(e)            If Tenant shall install any electrical equipment which overloads, or in Landlord’s reasonable judgment may overload, any of the electrical lines in the Leased Premises or any other portion of the Property, or which causes, or in Landlord's reasonable judgment may cause, any surge or disruption of the Property’s electrical service, Tenant shall, at Tenant's sole expense, make whatever changes are necessary to comply with the requirements of Landlord, its insurance company or governmental authorities.

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4.2            Access to Landlord’s Facilities. Tenant's access to certain portions of the Building, including certain Common Areas, may be restricted in various manners, including as follows:

(a)            Fitness Center. Landlord covenants and agrees to make the planned fitness center in the Building (the “Fitness Center”) available throughout the Lease Term for use by Tenant and other tenants in the Building as part of the Common Areas. Notwithstanding anything to the contrary contained in this Lease, all costs and expenses of any kind or nature associated with the operation, maintenance or repair of the Fitness Center including, without limitation, maintenance, repairs, replacements, equipping, utilities, janitorial, trash and rubbish removal, shall be included in Operating Costs. Landlord shall keep the Fitness Center in good operating condition, commensurate with the condition of similar fitness centers in similar buildings in the market in which the Building is located. Tenant’s employees, licensees and invitees shall have access to the Fitness Center during Normal Business Hours throughout the Lease Term, subject to (i) Landlord’s right to close the Fitness Center for a reasonable time for cleaning, maintenance and security purposes, and (ii) Tenant obtaining a release on Landlord’s standard release form from each Tenant Controlled Party that will access the Fitness Center (“Tenant Fitness Center Users”) prior to any such Tenant Fitness Center User accessing the Fitness Center. Landlord shall not be obligated to have personnel on site in the Fitness Center. Except as specifically provided above, Landlord has not made and shall not be deemed to have made any representation or warranty, express or implied, with respect to the Fitness Center, anything contained therein or the operation thereof. Tenant shall indemnify, defend and hold Landlord and Landlord’s partners, employees, representatives, agents, successors and assigns, harmless from and against any and all lost, cost, expense, claims and liabilities of any kind, including without limitation, those related to personal injury, death, or destruction of property, and reasonable attorneys’ fees and related costs, to the extent any of the foregoing arise from or relate to the use by Tenant Fitness Center Users of the Fitness Center or any equipment or thing therein, except to the extent the same arise from or relate to the negligence or willful misconduct of Landlord.

(b)            Cafe. Landlord reserves the right to engage an operator (the “Operator”) to operate a cafe in the Building (the “Cafe”) for use by Tenant and other tenants in the Building as part of the Common Areas. Subject to the terms below, if Landlord does engage such an Operator, the terms and conditions of the agreement between Landlord and the Operator shall be generally consistent with terms and conditions of similar agreements between landlords and operators of cafes in similar office buildings. Landlord shall use its commercially reasonable efforts to attempt to cause the Operator to operate the Cafe Monday through Friday (excluding holidays) at reasonable hours, subject to the terms of the agreement with the Operator. All costs and expenses associated with the operation, maintenance or repair of the Cafe shall be included in the Operating Costs. If and when Landlord does engage an Operator to operate a Café, Tenant shall have non-exclusive access to the Cafe without any additional fee or charge (other than the fees and charges that are charged by the Operator for products sold). Notwithstanding the foregoing, Landlord reserves the right to lease any space dedicated to the Cafe to any tenant for the purposes of operating a cafe, restaurant, coffee shop or similar-type use, which may be open to the public.

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(c)            First Floor Conference Center. So long as Landlord operates the first floor conference center of the Building (the “Conference Center”) for the benefit of all of the tenants in the Building, subject to Landlord’s reasonable rules related to the scheduling of the Conference Center which Landlord may adopt from time to time, Tenant shall have non-exclusive access to the Conference Center.

(d)            Sixth Floor Patio. Tenant's non-exclusive access to the patio located on the sixth floor of the Building (the “Six Floor Patio”) is limited to Normal Business Hours. Landlord reserves the right to restrict access and use of the Six Floor Patio for special events and purposes and/or for the exclusive use of tenants of the Building.

(e)            Biowaste Room.  Subject to Sections 4.1(b), 4.4 and 4.5 hereof, Landlord covenants and agrees to make the planned biowaste room on the first floor of the Building (the “Biowaste Room”) available throughout the Lease Term for use by Tenant and other tenants in the Building as part of the Common Areas without charge for the purposes of permitting Tenant to place, on a temporary basis, any biowaste generated in connection with the Permitted Use. Notwithstanding anything to the contrary contained in this Lease, all costs and expenses of any kind or nature associated with the operation, maintenance or repair of the Biowaste Room including, without limitation, maintenance, repairs, replacements, equipping, utilities, and janitorial, shall be included in Operating Costs; provided, however, that (i) Tenant shall, at Tenant’s sole cost and expense, be responsible for removing all biowaste that Tenant places in the Biowaste Room in a reasonably timely manner and in accordance with industry standards and Applicable Laws, and (ii) in no event shall Tenant be liable for any cost or expense related to damage to the Biowaste Room or costs in connection with the remediation or removal of any biowaste from the Biowaste Room to the extent not caused by Tenant or the Tenant Controlled Parties.

4.3         Parking Garage.

(a)            During the initial Lease Term, Landlord shall provide Tenant with fourteen (14) encoded entry cards (the “Access Cards”) to that certain parking garage located in the Pittsburgh Technology Center at 401 Technology Drive, Pittsburgh, Pennsylvania 15219 (the “Parking Garage”), which Parking Garage is currently owned by the Urban Redevelopment Authority of Pittsburgh (the “Parking Garage Owner”) and managed and operated by ALCO Parking Corporation (the “Operator”). Tenant shall have the right at any time within the first eighteen (18) months of the Lease Term to request additional Access Cards and, upon receipt of such request, Landlord shall promptly provide Tenant with the requested Access Cards at the then current rate for such Access Cards (provided, that in no event shall Tenant have the right to exceed twenty-eight (28) total Access Cards (or 2:1,000 rsf of the Leased Premises)). Tenant shall only distribute the Access Cards to its employees, permitted visitors and business invitees as may be necessary and appropriate to the conduct of Tenant's normal business operations in the Leased Premises. On a monthly basis simultaneously with each monthly payment of Annual Base Rent, Tenant shall reimburse Landlord the parking fees and associated costs and expenses that Landlord is required to pay to the Parking Garage Owner or Operator for the Access Cards, plus a parking administrative fee equal to ten percent (10%) of the cost charged per Access Card per month. In the event Landlord is required to pay parking taxes to the City of Pittsburgh or other taxing jurisdiction as a result Tenant’s reimbursement obligations as set forth in this subsection (a), Tenant shall reimburse Landlord the amount of such parking taxes related thereto. Tenant hereby acknowledges and agrees that Tenant’s right to use the Parking Garage hereunder is subject to all of the terms and conditions set forth in that certain License and Parking Agreement dated May 17, 2018, by and between the Parking Garage Owner and Landlord attached hereto as Exhibit E (the “Parking Agreement”), and that, as a result thereof, the parking fees and expenses Tenant is required to reimburse Landlord hereunder and the right to access and use said Parking Garage are subject to change as provided in the Parking Agreement. Tenant shall at all times comply with the terms and conditions set forth in the Parking Agreement and with all rules and regulations governing the Parking Garage as adopted by the Parking Garage Owner or the Operator from time to time. In the event Tenant exercises its option to extend the Lease Term beyond the initial Lease Term, Landlord agrees to take good faith, reasonable efforts to extend the term of the Parking Agreement in accordance with the terms set forth therein.

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(b)            Landlord assumes no responsibility or liability whatever to Tenant or of any of the Tenant Controlled Parties for the loss of or damage to any automobile while parked in the Parking Garage or in any property of Landlord except to the extent caused by the negligence or willful misconduct of Landlord. Except to the extent caused by the negligence or willful misconduct of Landlord, Tenant shall indemnify, defend and hold Landlord harmless from and against all liability, damages, costs and expenses which Landlord may incur and all claims which may be made against Landlord relating to any violation of this Section or the exercise of any rights of Landlord pursuant to this Section by Tenant or of any of the Tenant Controlled Parties, including reasonable attorneys’ fees.

(c)            Tenant shall be responsible to advise all of the Tenant Controlled Parties, of all requirements, rights and limitations of Landlord’s liability set forth in this Section, and shall indemnify, defend and hold Landlord harmless from and against any liability, damages, costs and expenses which Landlord may incur and which is not to be Landlord’s responsibility pursuant to this Section.

4.4        Compliance with Insurance and Applicable Laws. Tenant agrees not to use or occupy, or suffer or permit to be used or occupied, the Leased Premises or any other part of the Property in any manner deemed by Landlord or its insurance company to be an unreasonable fire or safety hazard or in violation of Applicable Laws. If Tenant’s specific use or occupancy (other than for general office use) shall cause an increase in the cost to Landlord of any insurance over and above the normal cost of such insurance for the type and location of the Building, Tenant shall, on demand and as additional Rent, reimburse Landlord for such excess cost. Tenant shall comply, at its sole cost, with all Applicable Laws, including without limitation the Americans with Disabilities Act of 1990, as the same may have been or may be amended, if such costs shall be incurred by reason of the Tenant's business or use of the Leased Premises.

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4.5         Hazardous Substances. Tenant agrees not to, and shall cause all of the Tenant Controlled Parties not to, store, produce or permit any Hazardous Substances on or about the Property or other property of Landlord; provided, however, Tenant may use reasonable chemicals such as lubricants, solvents, gases and cleaning fluids of the kind and in amounts and in the manner customarily found and used in a general office and laboratories in order to conduct its Permitted Use at the Leased Premises; provided, that any handling, treatment, transportation, storage, disposal or use of Hazardous Substances by Tenant in or about the Leased Premises or the Property shall strictly comply with all Applicable Laws, including, without limitation, environmental laws. Notwithstanding anything to the contrary contained herein, the parties acknowledge that Tenant wishes and intends to use all or a portion of the Leased Premises as a biotechnology research and development facility in conformance with the conduct by Tenant of its business in accordance with the Permitted Use, that such use, as conducted or proposed to be conducted by Tenant, would customarily include the handling of Hazardous Substances, and that Tenant shall therefore be permitted to engage in the handling in the Leased Premises of necessary and reasonable quantities of Hazardous Substances customarily used in or incidental to the operation of a bio-technological research, development preparation and/or dispensing facility in conformance with business operations of Tenant in the manner conducted or proposed to be conducted by Tenant hereunder (“Permitted Hazardous Substances”), provided that the handling of such Permitted Hazardous Substances by Tenant shall at all times comply with and be subject to all provisions of this Lease and all Applicable Laws. “Hazardous Substances” shall mean asbestos, asbestos-containing materials, polychlorinated biphenyls, mercury, lead, lead-based paint, chlorofluorocarbons, petroleum-based products, petroleum byproducts, explosives and other substances regulated by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., the Resources Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., or any other federal, state or local laws, rules, regulations or ordinances relating to the regulation of toxic or hazardous materials or otherwise to the environment, all as the same may have heretofore been or may hereafter be amended. Tenant shall indemnify, defend and hold Landlord harmless against and from any expense for the cost of clean-up or removal and from any liability, damage, claim, cost or expense whatsoever (including, without limitation, reasonable attorneys' fees) resulting from the releasing, spilling, leaking, leaching, disposing, pumping, pouring, emitting, emptying, dumping, use, handling, treatment, manufacture, transportation, generation, storage or sale of Hazardous Substances by Tenant or any of the Tenant Controlled Parties. If Tenant fails to promptly commence any clean-up that may be required hereunder, Landlord may, but shall not be obligated to, commence and complete such clean-up and removal irrespective of any actions taken or intended to be taken by Tenant or any other party, and, in addition to any other rights and remedies Landlord may have, Landlord may charge Tenant, as Additional Rent, for the entire cost and expense thereof, which shall be payable on demand. Tenant's indemnification obligations hereunder shall survive the expiration or earlier termination of this Lease.

4.6         Animals. No animals, birds, pets or reptiles of any kind shall be permitted, brought or kept in or about the Property, with the exception of (i) service animals and (ii) lab animals used in connection with the Permitted Use (such as lab mice and similar small animals customarily used in connection with the Permitted Use), provided that the use of such lab animals shall comply with all Applicable Laws and further provided that such lab animals shall be adequately secured inside the Leased Premises at all times. The transportation of animals used in connection with the Permitted Use to and from the Leased Premises through the Common Areas shall be performed (i) using proper containers that keep such animals out of plain view, (ii) via the Building’s freight elevator, and (iii) outside of Normal Business Hours.

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4.7         Trash Storage and Removal. Tenant shall store all rubbish, trash, garbage, discarded containers, materials or equipment, and other refuse in fire-proof bins (to the extent required by Applicable Laws) while awaiting its removal. Such removal and transfer shall only be to storage areas designated by Landlord. Tenant shall place recyclable trash in designated bins. If Tenant’s use requires trash removal or other service in excess of that of other Building occupants (as determined by Landlord in its commercially reasonable judgment), Landlord reserves the right to demand reimbursement of the reasonable cost thereof and the same shall be considered Additional Rent and shall be payable on demand; provided, however, in such an event, Tenant shall have the right to contract directly with a vendor to perform such additional service. Notwithstanding anything herein to the contrary, Tenant, at its sole cost and expense, shall be solely responsible for the removal of all hazardous and medical waste, refuse and materials from the Leased Premises in accordance with all Applicable Laws governing such removal.

4.8         Obstructions. Tenant shall not obstruct any sidewalks, Common Areas, driveways and parking areas in or on the Property. Tenant shall not place, sell or display merchandise on the sidewalks, windows, windowsills, Common Areas, driveways or parking areas in or on the Property. Tenant shall not place, store or stage any inventory, supplies, pallets, trash or other items or materials in the parking lot or any other area outside of the Leased Premises. OUTSIDE STORAGE OR STAGING IS STRICTLY PROHIBITED.

4.9         Access to Roof. Tenant shall not allow anyone to go on the roof of the Building for any reason unless having first received written approval from Landlord. Tenant shall indemnify and hold Landlord harmless against and from any losses, damages, costs and expenses which Landlord may incur by reason of any damage to the roof or any other property caused by Tenant or any Tenant Controlled Parties or by reason of any loss or claim of loss of any roof warranty based in whole or in part by reason of Tenant's violation of this subsection.

4.10       Injurious Conduct. Tenant shall not advertise sales nor use or permit the Leased Premises to be used in any way which, in Landlord's sole good faith judgment, may injure the reputation of Landlord or any of its tenants, or which may be a nuisance, annoyance, inconvenience or damage to Landlord or to other tenants of such park, the Property or the neighborhood, or which, in Landlord’s sole good faith judgment, may interfere with the use and enjoyment of other tenants of Landlord or violate the terms of such tenants' leases.

4.11       Walls, Floors, Etc. The walls, partitions, skylights, windows, doors and transoms that reflect or admit light into the Leased Premises shall not be covered or obstructed with anything other than Landlord's standard, or Landlord approved, window treatment. Landlord reserves the right to require that such window treatments be purchased from Landlord at Landlord’s then standard prices for such items. Tenant agrees to cause all occupants of the Leased Premises to use chair mats or other appropriate measures to prolong the useful life of carpet and other floor coverings.

4.12       Plumbing Fixtures. The toilet rooms, water-closets, sinks, water coolers, other water apparatus and the Building's heating, plumbing, ventilation, electrical and air conditioning systems shall not be used for any purposes other than those for which they were constructed or intended, and no sweepings, rubbish, or refuse shall be thrown or placed therein.

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4.13        Visibility. Except as may otherwise be provided in Section 12.1 of this Lease, Tenant shall not place anything on the outside of the Building or Leased Premises or otherwise in a location visible from outside the Building or Leased Premises.

4.14        Offensive or Dangerous Articles. Tenant shall not keep or conduct in, on, or about the Leased Premises or any other portion of the Property any article or activity which, in Landlord’s good faith judgment, has or causes an offensive odor or noise, is of an explosive, dangerous or hazardous nature, has any other adverse impact on the appearance, safety, value or operation of the Property, or has an adverse impact on the use or enjoyment of the Property by any other tenant or occupant of any portion of the Property, without the prior express written consent of Landlord. Landlord reserves the right to prohibit any form of smoking or other use of tobacco products in or on any portion of the Property, including the Leased Premises, and may in its sole discretion designate areas of the Property where such activities, if permitted at all, shall be conducted. Tenant shall police any such activity so that no debris, trash or stains are caused by any smoking or other use of tobacco products by any licensees, invitees, contractors or subcontractors of Tenant or any of the Tenant Controlled Parties, and Tenant shall promptly clean up any litter or debris, including cigarette butts and ashes, in such areas.

4.15        Building Keys. Access to the Building is provided using an access card/fob system, and Landlord shall provide Tenant (at no additional charge) with up to twenty (20) access cards/fobs for access to the Building. Tenant shall be responsible for the cost of any additional requested access cards/fobs above the initial twenty (20) provided by Landlord or the replacement of any lost cards/fobs. Tenant shall return all access cards and keys for the Building, Leased Premises and mailbox promptly upon the expiration or other termination of the Lease Term. Tenant shall not change or place additional locks on doors without Landlord's prior written consent. Tenant shall pay on demand a Thirty-Five Dollar ($35.00) charge for any lock-out outside of normal business hours. Tenant shall present such identification as any agent or contractor of Landlord may require in connections with unlocking the Building or the Leased Premises. Landlord shall have the right to impose a reasonable charge for electronic keys. Landlord shall not be responsible to provide security for interior doors or elevators or other portions of the Building interior. Landlord does not maintain interior door keys and is not responsible for lock-out. Tenant shall have use of the current Building security program (through a system then in place and maintained by Landlord). Landlord assumes no liability for Building security (interior or exterior or of the surrounding grounds) other than to engage a security service to maintain the restricted access system, and Tenant agrees to look to the security system service provider for any loss or damage.

4.16        Americans with Disabilities Act. Landlord covenants that Landlord’s Work and Tenant Improvements shall materially comply with all requirements of the Americans with Disability Act (“ADA”) as of the Commencement Date. Tenant shall be responsible for ensuring that the Leased Premises is ADA compliant throughout the Lease Term. The Tenant shall be responsible, at its sole effort and expense, that any changes it desires to make to the Leased Premises are ADA compliant.

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4.17       Violation of Article. In the event that Tenant shall be in violation of any provision of this Article, Tenant shall, upon written notice from Landlord, immediately cease and desist from any such conduct and correct any such violation. Tenant shall indemnify and hold Landlord harmless against and from any losses, damages, costs and expenses which Landlord may incur by reason of Tenant's or any of the Tenant Controlled Parties' violation of any of Tenant's obligations as set forth in this Article.

ARTICLE V

MAINTENANCE AND REPAIRS

5.1          Tenant's Maintenance.

(a)            Except for the repairs and replacements Landlord is specifically obligated to make under Section 5.2, Tenant, at its expense, shall at all times maintain and repair the Leased Premises in first-class, clean and sanitary order, condition and repair, including without limitation all carpeting, flooring, wall coverings and painted surfaces therein. Without limiting the generality of the foregoing, Tenant shall be solely responsible for the cost to furnish and replace all interior electric bulbs, ballasts, fluorescent tubes for the Leased Premises whether performed by Landlord or Tenant; this is standard in the Building. All contractors and subcontractors performing any repairs or other work within the Leased Premises shall be subject to the prior written approval of Landlord in its reasonable discretion, and prior to the commencement of any such repairs or other work. Tenant shall obtain an annual inspection and maintenance plan for the generator dedicated specifically to the Leased Premises that is being installed as part of the Tenant Improvements and shall be responsible for all maintenance, repairs and replacements with respect thereto.

(b)            Notwithstanding subsection (a) above, prior to taking any action to replace any plate glass or to maintain or repair any portion of the electrical, plumbing or HVAC systems serving the Leased Premises (other than the routine replacement of bulbs and ballasts or any supplemental HVAC), Tenant shall notify Landlord of the need therefor and Tenant shall not take any such action unless thereafter: (i) Tenant is specifically authorized by notice from Landlord to do so, or (ii) Landlord does not perform such replacement, maintenance or repair in a commercially reasonable time. Landlord reserves the right to perform such replacement, maintenance and repair, irrespective of having received a notice thereof from Tenant.

5.2         Landlord's Maintenance. Landlord shall maintain and repair the exterior walls, roof, structural portions and Common Areas of the Building and the Building systems, including but not limited to any generators (other than the generator dedicated specifically to the Leased Premises that being installed as part of the Tenant Improvements), and the Building’s electrical, fire, life safety, plumbing and HVAC systems, and Common Areas of the Property.

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ARTICLE VI

ALTERATIONS AND ADDITIONS TO THE LEASED PREMISES

6.1          Alterations and Additions.

(a)            Except in connection with a Permitted Alteration (defined below), Tenant shall not add partitions or ceilings, do any painting, make modifications to concrete floors, alter, remove or replace doors, alter or add any lighting or do any electrical, mechanical or plumbing work, or make any other alterations or additions to the Leased Premises without the written consent of Landlord. Except for Permitted Alterations, Landlord reserves all rights to perform, or cause Landlord’s Representative to perform the desired alterations and additions requested by Tenant. In addition, no such work shall be performed unless and until Landlord shall have approved all plans and specifications therefor. All such alterations and additions, if agreed to, shall be made in accordance with all Applicable Laws and shall remain for the benefit of Landlord after the Lease Term unless Landlord shall notify Tenant at the time Landlord approves of the alteration or addition that the same be removed, in which event Tenant shall remove the same and restore the Leased Premises to its original condition. Notwithstanding the foregoing, in no event shall Tenant be required to remove any standard office improvements or the Tenant Improvements. All contractors and subcontractors performing any such work or providing any materials, supplies or equipment therefor shall be subject to the prior written approval of Landlord in its sole discretion and, unless Landlord shall otherwise agree, shall be selected from Landlord’s list of approved contractors in effect from time to time. Prior to the commencement of any such work or the delivery of any materials, supplies or equipment to the Leased Premises all contractors shall, to the extent permitted by applicable law, have duly and effectively waived any right of such contractor and its subcontractors to claim or file a mechanic's or materialman's lien against the Property or any portion thereof or interest therein with respect to all work, materials, supplies and equipment at any time performed or supplied to the Leased Premises or any other portion of the Property. Tenant acknowledges and agrees that any approval which Landlord may give with respect to any work to be performed by or on behalf of Tenant under this Section or any other provision of this Lease, or with respect to any contractors or subcontractors to perform the same, or with respect to any plans or specifications related thereto shall be solely for Landlord’s own protection and shall not be construed to provide any warranty, representation or other assurance of any kind as to the adequacy, quality or legality thereof or as to any other matter whatsoever, and Tenant shall be solely responsible for such matters and shall indemnify, defend and hold Landlord harmless from and against all liability, damage, loss, claims, cost and expense (including attorneys’ fees) relating to any such work or other matters. Notwithstanding the foregoing, Tenant shall have the right, without the consent of, but with prior notice to, Landlord, to make interior, non-structural alterations to the Leased Premises that do not affect the Building systems or materially reduce or materially impair the value of the Leased Premises, without having to first seek the approval of Landlord, provided that the cost of such alterations (other than painting and carpeting) do not exceed Twenty-Five Thousand and 00/100 Dollars ($25,000.00) in the aggregate (each, a “Permitted Alteration”); provided, further that Tenant provides Landlord with copies of its plans and specifications therefor. Tenant may install, at Tenant's sole cost and expense, a security system for the Leased Premises, provided that such system complies with Landlord’s reasonable security protocols.

(b)            All alterations or additions made by Tenant shall be made in a proper and workmanlike manner and with the use of only first class materials. Tenant agrees to fully pay for same and to indemnify, defend and hold Landlord harmless from all expenses, liens, claims or damages to persons or property arising therefrom or related thereto.

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(c)            Tenant shall maintain property insurance and cause all of Tenant's contractors performing any work with respect to the Leased Premises to maintain contractor’s liability insurance in an amount which Landlord shall reasonably designate, but in no event less than the value of the work being performed by the contractor, with an insurer Landlord shall reasonably approve having a minimum AM Best rating of A-, VIII, and naming Landlord as an additional insured. Prior to the performance of any such work, Tenant shall obtain from Landlord the required amount of such insurance and shall deliver to Landlord such evidence thereof as Landlord may reasonably require.

(d)            Subject to the terms of the Work Letter, Tenant acknowledges and agrees that the Leased Premises, upon the completion of any work required to be performed by Landlord at the commencement of the Lease Term, shall adequately fulfill Tenant’s requirements, and in no event shall Tenant have any right to require any alterations or additions to the Leased Premises or other portions of the Property, including by reason of any change in the number of occupants or any other change in the method of Tenant’s use of the Leased Premises or the Property.

(e)            Any mechanics' lien filed against the Leased Premises, the Building, or the Property, or any part thereof, or Landlord's or Tenant's interest therein, for work done by or materials furnished to Tenant or for any reason whatsoever by reason of Tenant's acts and omissions or the acts or omissions of Tenant or its employees, agents, representatives, contractors, or licensees or because of a claim against Tenant or its employees, agents, representatives, contractors, or licensees shall be discharged by Tenant at its expense within twenty (20) days after filing thereof (or Landlord’s or Tenant’s receipt of a notice of intent to file a mechanics lien from Tenant’s contractor or any of its subcontractors) by making the required cash deposit into court, by filing of the bond permitted by law, by payment, by satisfaction or otherwise. Should Tenant fail to discharge any such lien within said twenty (20) days, Landlord may, at its option, pay or otherwise discharge such lien, or pursue any or all of the other remedies provided in this Lease, at law, or in equity, and Tenant shall pay Landlord on demand as Additional Rent any sums paid by Landlord, together with default interest as set forth in this Lease. 49 P.S. §1303(d) provides that no mechanics lien shall be allowed against the estate of an owner in fee by reason of any consent given by such owner to a tenant to improve the leased premises unless it shall appear in writing signed by such owner that the erection, construction, alteration or repair was in fact for the immediate use and benefit of the owner. Landlord and Tenant hereby agree, represent and warrant that any maintenance, erection, construction, alteration or repair by Tenant hereunder is NOT, in fact, for the immediate use and benefit of the owner/Landlord and, as a result, no lien shall be allowed against the estate of owner/Landlord as a matter of law.

NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, AND THAT NO MECHANIC’S OR OTHER LIEN FOR ANY SUCH LABOR OR MATERIALS SHALL ATTACH TO OR AFFECT THE REVERSION OR OTHER ESTATE OR INTEREST OF LANDLORD IN AND TO THE DEMISED PREMISES OR THE BUILDING.

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(f)             Tenant acknowledges that Landlord is under contract with an owner's representative for construction management at the Building (“Landlord’s Representative”). In the event that Tenant self-performs or directly contracts any alterations or additions to the Leased Premises during the Lease Term other than a Permitted Alteration or the initial Tenant Improvements, and Landlord’s Representative is not also the general contractor engaged to perform such alterations or additions, Tenant shall be required to pay Landlord’s Representative an overhead charge of five percent (5%) of the total project costs. This charge is to assist the Tenant and Tenant’s contractors with general building knowledge, physical access during normal working hours and after hours, building security, access and understanding of the Building’s mechanicals, electric, fire suppression, plumbing and other systems, and to assist with local permitting and communication with adjacent tenants.

6.2           Electronic Equipment. If Tenant shall introduce electronic equipment into the Building other than normal office and laboratory equipment (contemplated on Tenant’s Final Plans) and cabling (including, but not limited to, equipment for the purpose of transmitting via satellite or other means of analog or digital signals), Tenant shall provide upon request sufficient detail to ascertain that such equipment shall not be installed in a manner that will adversely affect other tenants of the Building. The installation of any such equipment shall be considered an alteration. Tenant shall be responsible to provide all required FCC licensing and compliance with any Applicable Laws or requirements regarding such equipment and any warranty maintained by Landlord on the Building, and any applicable provisions of the Lease. Such placement or installation shall comply with all existing or future fire codes and other rules and regulations of public authorities having jurisdiction thereof. Landlord shall have the right to reasonably approve cable routes within the Leased Premises and the Building. Should Tenant not follow the approved cable routes, designated electric lines and generally accepted engineering practices in the connection of such equipment, Landlord may require the relocation, removal or rearrangement of any wires, cables and other equipment, and in the event the electronic equipment shall interfere with or disrupt service to the Property, then in addition to all other rights and remedies Landlord may have, Landlord may require the placement and use of electrical protecting devices to prevent the transmission of excessive currents or draw of excessive voltage of electricity into, from, or through the Property, or to avoid damage or limitation of source to any other part of the Property. All costs associated with the equipment, including without limitation, placement, installation, maintenance, operation, use, relocation, removal or rearrangement, shall be at the sole expense of Tenant. Any connections to electrical distribution panels made at the request of Tenant within the space shall be clearly marked with the designation of the use and its location. If Tenant shall install any electrical equipment which overloads, or in Landlord's reasonable judgment may overload, any of the electrical lines in the Leased Premises or any other portion of the Property, or which causes, or in Landlord's reasonable judgment may cause, any surge or disruption of the Property's electrical service, Tenant shall, at Tenant's sole expense, make whatever changes are reasonably necessary to comply with the requirements of Landlord, its insurance company and governmental authorities. Landlord shall in all events have the right to approve any electrical installation, including, without limitation, plans and specification and locations of the same, prior to the same being made. Tenant shall remove any such equipment installed by Tenant upon the expiration or earlier termination of this Lease (excluding wiring or cabling in connection therewith. Tenant shall be responsible for the repair of any damage to any portion of the Property caused by Tenant's placement, installation, maintenance, operation, use, relocation, removal or rearrangement of the equipment.

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ARTICLE VII

ACCESS TO LEASED PREMISES

7.1          Access. Landlord reserves the right to enter the Leased Premises, and Tenant agrees to permit Landlord and its agents, upon at least twenty-four (24) hours' notice (except in the case of an actual or perceived emergency), to enter the Leased Premises for the purpose of showing the Leased Premises to prospective tenants (during the last six (6) months of the Lease Term), inspecting or examining the Leased Premises and to make such repairs, alterations, improvements or additions in and to the Leased Premises or to adjoining premises that Landlord may deem desirable or necessary or that Tenant shall have failed, although required, to do under the terms of this Lease; provided, however, that, except in the case of an actual or perceived emergency, Landlord shall use reasonable efforts to avoid unreasonable disruption to Tenant's business operations and further provided that the entrance to the Leased Premises shall not be blocked thereby. Except in an emergency, Tenant shall be entitled to have an employee of Tenant accompany the person(s) entering the Leased Premises.  Such entrance into the Leased Premises by Landlord shall not be construed as an eviction of Tenant from the Leased Premises, and the Rent and any other payments provided in this Lease to be made by Tenant shall not abate while such repairs, decorations, alterations, improvements or additions are being made, nor shall Tenant have any claim against Landlord on account of loss or interruption of business or any other matter. Subject to the notice requirements set forth above, Landlord may enter the Leased Premises by a master key (or by use of force in the event of actual or perceived emergency) without incurring any liability therefor and without in any manner affecting the obligations of Tenant under this Lease.

ARTICLE VIII

FIRE OR OTHER CASUALTY

8.1          Fire or Other Casualty.

(a)            If, during the Lease Term, the Leased Premises or any other portion of the Building shall be damaged by fire or other casualty, rendering the same, in Landlord's sole good faith judgment, materially unfit for the operation of the business of Tenant, and if, in Landlord's sole good faith judgment, the same cannot reasonably be repaired or restored within two hundred forty (240) days from the date of commencement of such repair or restoration, or if Landlord shall not be obligated to restore the Leased Premises by reason of the terms of subsection (b) below and shall elect not to restore the same, then this Lease shall cease and terminate from the date such damage. If this Lease shall so terminate, Tenant shall pay Rent apportioned to the time of the damage (or such later date as Tenant may cease any use of the Leased Premises) and shall immediately surrender the Leased Premises to Landlord, without further liability or obligation of Tenant and Landlord hereunder, provided, however, that nothing contained herein shall release Tenant from any liability or obligation arising or incurred prior to the time of such damage or casualty and Tenant’s cessation of use of the Leased Premises.

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(b)            If Landlord shall have determined that any such damage can be repaired within a period of two hundred forty (240) days from the date of commencement of such repair or restoration, Landlord shall re-enter and repair said damage and the Rent shall be equitably abated based on the proportion of the Building rendered unusable by Tenant for the period during which such repairs are being made, provided that Landlord shall not have any obligation to repair or replace any portion of the Leased Premises (i) other than the improvements originally erected or installed by Landlord and in place at the time of such fire or other casualty, and (ii) if any damage thereto shall have been caused by the negligence or willful misconduct of Tenant or any of the Tenant Controlled Parties. Notwithstanding anything in this Lease to the contrary, Landlord shall not be obligated to make any restoration if (1) such casualty shall occur during the last eighteen (18) months of the then applicable Lease Term (exclusive of any unexercised options to extend the Lease Term which may be provided in this Lease), (2) there may not be adequate insurance proceeds available for use by Landlord to pay in full the cost of such restoration, or (3) Landlord shall have a reasonable belief that any other tenant in the Building may have the right to terminate its lease of space in the Building by reason of such casualty or that the Building after such restoration may have inadequate rental revenue to support any existing financing applicable to the Property or to qualify for the receipt of any contemplated financing for the Property. In the event that Landlord should fail to complete such repairs and material restoration within ninety (90) days after the date estimated by Landlord therefor, Tenant may, at its option, terminate this Lease by delivering written notice to Landlord, which notice must be given within fifteen (15) days after the expiration of said period of time, whereupon this Lease shall end on the date of such notice. In addition to Landlord's right to terminate as provided herein, Tenant shall have the right to terminate this Lease if a substantial portion of the Leased Premises has been damaged by fire or other casualty and such damage cannot reasonably be repaired (as reasonably determined by Landlord) within two hundred forty (240) days after the casualty event or sixty (60) days if there is less than one (1) year of the Lease Term remaining on the date of such casualty.

ARTICLE IX

WAIVER OF LIABILITY; INDEMNIFICATION

9.1           Waiver of Liability. Tenant agrees that all fixtures, equipment, merchandise, inventory and other personal property of Tenant or any of the Tenant Controlled Parties (each, a “Releasing Party”) which may at any time now or in the future be in the Leased Premises or other portions of the Property shall be maintained there at such Releasing Parties’ sole risk. Landlord shall not be liable to any Releasing Party for any damage to said property, or for loss or damage now or hereafter suffered by the business or occupation of any Releasing Party caused in any manner whatsoever except to the extent such damage or loss shall have been caused by Landlord's negligence or willful misconduct, it being agreed that all Releasing Parties shall obtain and at all times maintain adequate insurance, or shall make other arrangements for its own benefit against any loss or damage. In no event shall Landlord have any liability to Tenant or any other Releasing Party for breach of the terms of this Lease or any other liability to a Releasing Party of any kind whatsoever for damage to property or special, consequential, or punitive damages of any kind or nature, including business interruption or loss of profits, irrespective of the negligence or other fault of Landlord. In no event shall Tenant be entitled to claim constructive eviction by reason of any act or omission caused other than solely by reason of the negligence or willful misconduct of Landlord preventing any reasonable use of or access to the Leased Premises beyond such period as may be required for Landlord to correct any condition in order to provide such reasonable use or access, it being understood however that an insured casualty shall not in any event be the basis for a claim of constructive eviction, and any right of Tenant to terminate this Lease as a result of such casualty (regardless of the fault of Landlord in connection therewith) shall be governed solely by Article VIII of this Lease. In addition to the foregoing, in no event shall Landlord have any liability whatsoever by reason of any condition of the Property which is not generally regarded in the commercial office building industry in Pittsburgh, Pennsylvania as of the date of this Lease as unreasonably hazardous or as creating any unreasonable risk to the health or safety of occupants of the Property or any portion thereof, notwithstanding that subsequent changes in law, technical knowledge or commercial office building industry practices may indicate that such condition may be hazardous or may create such an unreasonable risk. Tenant acknowledges that it shall be solely responsible to maintain insurance which may be available to cover the risks referred to in this Section and to cause all Releasing Parties to maintain such insurance, to the extent available, and agree to the terms of this Section.

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9.2        Tenant Indemnification. Except as otherwise specifically set forth in this Lease, Tenant shall indemnify, defend and hold harmless Landlord and any partner in Landlord, and their respective employees and agents (collectively, the “Landlord Indemnified Parties”) at all times from and against any and all claims, actions, losses, injuries, damages, costs and expenses incurred by or asserted against any of the Landlord Indemnified Parties now or hereafter caused in whole or in part by or resulting or arising from (a) any act done or omission by or through Tenant or any of the Tenant Controlled Parties, (b) the use, occupancy or possession of, or conduct of business at or upon the Property by Tenant or any of the Tenant Controlled Parties, (c) any failure by Tenant to perform or observe any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or observed, or (d) any claims by any subtenants of Tenant or any of its or their respective contractors, subcontractors, licensees, or invitees, or any agents or employees of any of the foregoing regarding matters as to which Landlord is not to have liability pursuant to the terms of this Lease. If any action or proceeding is brought against any of the Landlord Indemnified Parties, or if any claim is made against any of the Landlord Indemnified Parties alleging any of the matters referred to in this subsection, Tenant agrees at its sole cost and expense to pay, discharge and defend the Landlord Indemnified Parties against any and all such claims, actions and proceedings by counsel of Tenant's choosing, subject to Landlord's consent not be unreasonably withheld, conditioned or delayed, and to reimburse and exonerate the Landlord Indemnified Parties upon demand for any loss, cost or expense in connection therewith, including reasonable attorneys' fees and costs, costs of court, reasonable expert witness fees and costs, other fees and costs incurred in the defense of any such claim for which indemnity is given by Tenant, and any sums which any of the Landlord Indemnified Parties may pay in compromise or settlement of all or any part of such claims, actions or proceedings.

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9.3        Landlord Indemnification. Except as otherwise specifically set forth in this Lease, Landlord shall indemnify, defend and hold harmless Tenant and any partner in Tenant, and their respective employees and agents (collectively, the “Tenant Indemnified Parties”) at all times from and against any and all claims, actions, losses, injuries, damages, costs and expenses incurred by or asserted against any of the Tenant Indemnified Parties to the extent caused in whole or in part by or resulting or arising from (a) the negligence or willful misconduct of Landlord, any partner in Landlord, and the respective employees and agents of any of the foregoing in connection with Landlord’s activities on or about the Property, and (b) any failure by Landlord to perform or observe any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or observed. If any action or proceeding is brought against any of the Tenant Indemnified Parties, or if any claim is made against any of the Tenant Indemnified Parties alleging any of the matters referred to in this subsection, Landlord agrees at its sole cost and expense to pay, discharge and defend the Tenant Indemnified Parties against any and all such claims, actions and proceedings by counsel of Landlord's choosing, subject to Tenant's consent, not to be unreasonably withheld, and to reimburse the Tenant Indemnified Parties upon a finding by a court of competent jurisdiction for any loss, cost or expense in connection therewith, including reasonable attorneys' fees and costs, costs of court, reasonable expert witness fees and costs, other fees and costs incurred in the defense of any such claim for which indemnity is given by Landlord.

ARTICLE X

INSURANCE

10.1       Liability Insurance. During the Lease Term, Tenant shall maintain, at Tenant's own cost and expense, commercial general and/or excess liability insurance against claims for personal injury, death and property damage occurring in or about the Property and for all indemnification and defense obligations of Tenant set forth in this Lease. Such insurance shall afford protection with limits of not less than Five Million Dollars ($5,000,000) per occurrence and in the aggregate per location. Landlord shall have the right from time to time to require an increase in such insurance, consistent with customary practices for class A office buildings in the commercial real estate industry in the Pittsburgh, Pennsylvania region, provided that Landlord shall not have the right to increase the same more than once in any twelve (12) month period.

10.2       Property Insurance. Tenant agrees during the Lease Term to maintain, at its own cost and expense, contents fire insurance with extended coverage substantially covering the full replacement cost of all equipment, fixtures, merchandise, inventory and other personal property in the Leased Premises and business interruption insurance with limits sufficient to cover periods of casualty as outlined in Article VIII.

10.3       Evidence of Insurance. All insurance required by this Lease to be maintained by Tenant shall be written with a reputable company or companies with a minimum AM Best Rating of A-, VIII, and Tenant shall furnish Landlord with an appropriate certificate of the effectiveness and coverage of such polices. All such liability insurance shall name (a) Landlord, (b) Landlord's mortgagee and (c) Landlord’s property manager, if any, as additional insureds. Such insurance policy shall provide that the insurer will not cancel or change the coverage provided by the policy due to failure to pay premiums without first giving Landlord ten (10) days prior written notice. In the event that Landlord shall at any time not be in possession of a certificate confirming the then current effectiveness of such insurance, Landlord may obtain such insurance and the premiums on such insurance shall be deemed Additional Rent to be paid by Tenant to Landlord upon demand; provided, however, the failure of Landlord to obtain such insurance shall not waive a default by Tenant. Immediately upon receipt or provision of notice terminating any insurance coverage, Tenant shall obtain new coverage in such types and for such amounts as required by this Lease. Tenant promptly shall provide to the Landlord copies of insurance certificates and comply in all respects with this Lease.

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10.4        Landlord’s Insurance. From and after the date of this Lease, Landlord will carry a policy or policies of special perils coverage insurance covering the Property endorsed to provide replacement cost coverage and with insurance against sprinkler damage, vandalism, malicious mischief and such other risks as Landlord may from time to time reasonably determine based upon industry standards and with any such deductibles as Landlord may from time to time reasonably determine based upon industry standards. Any insurance provided for in this Section may be effected by a policy or policies of blanket insurance covering additional items or locations or assureds, provided that the requirements of this Section are otherwise satisfied.

10.5        Waiver of Subrogation. In addition to all other waivers of liability contained in this Lease, Landlord and Tenant do each hereby release and relieve the other from and waive any claim of recovery for any loss or damage to the real or personal property of either located anywhere in the Property, arising out of or incident to the occurrence of any of the perils covered by their respective casualty insurance policies or arising out of perils required to be covered by insurance pursuant to the terms of this Lease. Under no circumstances whatsoever shall Landlord or Tenant or any partner in Landlord or Tenant or any agent or employee of any of the foregoing be liable for any losses or damages suffered as a result of business interruption, lost profits or other consequential damages to Tenant or Landlord, whether or not the same are a result of any negligent act or omission to act on the part of Landlord or Tenant or any such other party. Tenant undertakes such risks and shall be solely responsible at its own cost for providing its own business interruption and other insurance in amounts which Tenant deems necessary or desirable. Any insurance policy shall expressly permit such a release or contain a waiver of any rights of such insurer against Landlord and Tenant and such other persons.

ARTICLE XI

ASSIGNMENT AND SUBLETTING

11.1        Assignment and Subletting.

(a)            So long as Tenant is not then in default under this Lease beyond all applicable notice and cure periods, Tenant shall be permitted to assign this Lease in its entirety or to sublease all or any portion of the Leased Premises, with notice to, but without the consent of, Landlord to: (i) any entity resulting from a merger or consolidation with Tenant; (ii) any entity succeeding to substantially all of the business and assets of Tenant as a going concern; or (iii) any subsidiary or affiliate of Tenant; provided, however, that with respect to an assignment of this Lease, such successor entity shall meet substantially the same financial status as Tenant as of the date of this Lease. If Tenant should desire to assign this Lease or sublet the Leased Premises or any part hereof as permitted in this Section 11.1(a), Tenant shall give Landlord written notice at least fifteen (15) days after the date of assignment or sublease, which notice shall specify; (w) the name, address and business of the proposed assignee or subtenant, (x) the amount and location of the space in the Leased Premises affected, (y) the effective date and duration of the subletting or assignment, and, (z) a current certified financial statement indicating the financial worthiness of the assignee. If required by the proposed assignee or subtenant and requested by Tenant, Landlord shall execute a commercially reasonable confidentiality agreement with respect to any non-public financial information concerning the proposed assignee or subtenant received from Tenant.

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(b)            Except as provided in subsection (a) above, Tenant shall not otherwise assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. For purposes of the foregoing restriction, any transfer by Tenant of any interest in this Lease by operation of law or otherwise shall be deemed to be an unauthorized assignment under this Section and not permitted under this Lease except as provided in subsection (a) above. Notwithstanding the foregoing, if Tenant is a corporation, so long as Tenant is publicly traded on a major over-the-counter stock exchange, the ordinary transfer of shares over the counter shall be deemed not to be a transfer for purposes of this Section 11. The terms of this Section 11 shall also not apply to the infusion of additional equity capital in Tenant or an initial public offering of equity securities of Tenant under the Securities Act of 1933, as amended, which results in Tenant's stock being traded on a national securities exchange, including, but not limited to, the NYSE, the NASDAQ Stock Market or the NASDAQ Small Cap Market System. Any unauthorized assignment or sublease shall be null and void at Landlord's option, and shall entitle Landlord to declare Tenant in default hereunder. Any acceptance of Rent or Additional Rent by Landlord or other performance of this Lease by any assignee or subtenant of Tenant's interest in this Lease shall not be construed as Landlord's consent to any assignment or sublease, and Landlord shall not be estopped to assert the lack of such consent by reason of any of such matters. If Landlord consents to an assignment (except as permitted in subsection (a) above), Landlord shall be entitled to fifty percent (50%) of any rent and other consideration per square foot of rentable area paid by or on behalf of any subtenant or assignee (after deducting the costs to Tenant of such assignment or subletting in equal installments over the full term thereof including, without limitation, leasing commissions, out of pocket legal fees and reasonable, customary market tenant improvements in connection with such sublease, assignment or other transfer) which shall exceed the Rent (which shall include any Additional Rent) per square foot of rentable area payable pursuant to Article III of this Lease for a comparable period, and such excess shall be paid to Landlord within ten (10) days after receipt thereof by Tenant. Landlord shall inform Tenant within twenty (20) days whether Landlord consents to the proposed assignment or sublease. If Landlord fails to respond to Tenant’s request for approval to assign this Lease or sublease the Lease Premises within such twenty (20) day period, and such failure continues for an additional ten (10) days after the delivery of additional written notice to Landlord, the sublease or assignment for which Tenant has requested consent shall be deemed to have been approved by Landlord.

(c)            Any assignment of this Lease or sublease of the Leased Premises, whether permitted by the terms of this Lease or otherwise consented to by Landlord, shall be subject to all of the terms of this Lease, and any such assignee shall be deemed to have assumed for the benefit of Landlord all obligations of Tenant under this Lease, whether such obligations shall have arisen prior to such assignment or shall arise after such assignment. Within thirty (30) days after any such assignment, Tenant or such assignee shall deliver to Landlord a counterpart original of such assignment, together with the address of such assignee for purposes of notices to Tenant under this Lease. In the event of an assignment or subletting, Tenant and any guarantor under this Lease shall remain fully responsible and liable for the payment of the Rent and Additional Rent and for compliance with all of Tenant's other obligations under this Lease. No subletting of the Leased Premises shall relieve any sublessor or any prior Tenant from any obligations of Tenant under this Lease. In addition, Landlord reserves the right to enter into such amendments of this Lease as may be agreed upon between Landlord and the then current Tenant without the consent of any subtenant of the Leased Premises or any prior Tenant, and in any such event, any sublease which may then exist shall be subject to all of the terms of this Lease as so amended and each assignor and prior Tenant shall remain liable for all obligations of Tenant under this Lease as so amended, whether such obligations shall have arisen prior to or after such assignment.

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ARTICLE XII

SIGNS

12.1       Signs. Landlord shall, at Tenant’s cost and expense, install Tenant's signage on the exterior Building directory at the entranceway, the Building's interior lobby directory, floor directional plaques, and interior on the suite door. All such signage will be subject to Applicable Laws, the Covenants and applicable permitting, and to Landlord’s approval (which approval shall not be unreasonably withheld). Landlord's approval of Tenant's desired signage shall not be a representation that Tenant's signage shall be permitted by Applicable Laws. No sign, sticker, advertisement or notice shall be erected, inscribed, painted or affixed on any part of the exterior or interior of the Leased Premises or other portions of the Property, unless approved by Landlord. Landlord shall have the right to require that all signs and other such items be purchased from suppliers designated by Landlord. Tenant shall bear all of the cost of such signs and other items, including the cost of a separate electric usage meter and the cost of installing, maintaining and removing such signs or other items. On or before the Commencement Date, Landlord shall place a placard with Tenant’s name on the outdoor monument near the entrance of the Building, at Tenant’s sole cost and expense, which signage shall remain in place during the remainder of the Lease Term, as the same may be extended.

ARTICLE XIII

BUILDING SERVICES

13.1       Building Services Generally. Landlord shall provide, within such reasonable standards as Landlord may establish for each item with respect to the Property from time to time, and subject to the other provisions of this Lease, the following services and facilities, the cost of which shall be part of Operating Expenses:

(a)            Except to the extent such services are separately metered to the Leased Premises, interior and exterior lighting, air conditioning, ventilation and heating from the hours of 7:00 A.M. to 6:00 P.M., Monday through Friday, and 9:00 A.M. to 1:00 P.M., Saturday, except for New Years' Day, Memorial Day, Labor Day, Thanksgiving Day, and Christmas Day (“Normal Business Hours”), of at least 70 degrees Fahrenheit during the heating season and not higher than 75 degrees during the cooling season. Landlord shall not have an obligation to comply with the foregoing temperature standards (1) unless there shall be no more than six (6) persons per one thousand (1,000) usable square feet within the Leased Premises and the lighting and equipment electrical load in the Leased Premises shall not have exceeded six (6) watts per net usable square feet within the Leased Premises, and (2) with respect to areas of the Leased Premises, such as server equipment and computer rooms, to the extent the foregoing load standards shall be exceeded. Landlord shall, at Tenant’s request, provide after-hour HVAC use, and the parties agree that charges, based on Landlord’s actual cost of providing the service, shall be passed through to Tenant at a rate equal to Fifty Dollars ($50.00) per hour.

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(b)            Electric current for Building standard levels of illumination using standard lighting fixtures of Landlord’s choice and for the Permitted Use, calculated at a maximum load of six (6) watts per net usable square foot.

(c)            Janitor and cleaning service in the Leased Premises and the Common Areas of the Building, on Monday through Friday, holidays excepted, in accordance with the Building specifications adopted by Landlord from time to time, a current copy of which is attached hereto as Exhibit F and made a part hereof. Notwithstanding the foregoing, Tenant acknowledges and agrees that the janitor and cleaning services shall not be performed in the laboratory rooms of the Leased Premises and that Tenant shall be responsible, at its sole cost and expense, for cleaning the laboratory rooms of the Leased Premises (and Tenant shall have the right to contract directly with a vendor to perform such janitorial services in the laboratory rooms).

(d)            Maintenance and service of the public toilet rooms, if any, in the Building.

(e)            Maintenance of standard hardware installed in the Building by Landlord, except to the extent that any such maintenance shall be the responsibility of Tenant pursuant to the other terms of this Lease.

(f)             Passenger elevator service, if any.

(g)            Hot and cold water for lavatory purposes in the public toilet rooms, if any, in the Building and in the Leased Premises.

13.2        Electric.

(a)            As part of the Tenant Improvements, Landlord shall cause the electricity for the Leased Premises to be submetered. Notwithstanding anything contained in this Lease to the contrary, commencing on the Commencement Date and throughout the Lease Term, Tenant shall pay to Landlord (a) all electricity and electric costs and services (together, the “Electric Charges”) furnished to the Leased Premises as reasonably determined by Landlord and (b) Tenant’s Pro Rata Share of all Electric Charges furnished to the Property, which includes, without limitation, the Building (excluding any premises that is separately metered or submetered) and the Common Areas.

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(b)            Tenant shall pay monthly installments of Electric Charges with each monthly payment of Annual Base Rent. Such monthly installments shall be equal to Landlord’s estimate from time to time of one-twelfth (1/12th) of Tenant's Electric Charges, provided that if Landlord shall at any time or from time to time estimate that Tenant’s Electric Charges may exceed the monthly installments paid or to be paid on account thereof, Landlord shall be entitled, by written notice to Tenant, to increase the amount of such monthly installments to such amount as Landlord shall determine to allow Landlord to pay Tenant’s Electric Charges when due from such installments paid by Tenant. It is understood that any such increased amount required to be paid by Tenant may include a lump sum payment to account for the deficiency of any prior monthly estimated payments by reason of such revised estimate. Monthly installments of Tenant’s Electric Charges shall be paid with each monthly installment of Annual Base Rent.

(c)            Within a reasonable time after the end of each calendar year during the Lease Term, Landlord will furnish to Tenant a statement setting forth the actual amount of Tenant’s Electric Charges as compared to the estimated payments, if any, made by Tenant during the course of said year. If the actual amount of Tenant’s Electric Charges for said calendar year shall be greater than the estimated amounts paid by Tenant with respect thereto, Tenant shall reimburse Landlord for such excess within thirty (30) days after demand as Additional Rent. If Tenant’s actual Electric Charges for said calendar year shall be less than the estimated amounts paid by Tenant, Landlord shall credit such excess against the next required payments of Electric Charges due prospectively (or, if at the end of the Lease Term, Landlord shall reimburse such amount to Tenant, subject to any claims that Landlord may have against Tenant). Notwithstanding the foregoing, in lieu of Landlord estimating Tenant’s monthly Electric Charges and Tenant paying such estimated amount with each installment of monthly Annual Basement Rent, Landlord reserves the right to invoice Tenant each month for Tenant’s actual Electric Charges incurred during the preceding month. In the event that Landlord elects to invoice Tenant each month for Tenant’s actual Electric Charges incurred during the preceding month (as opposed to estimating Tenant’s Electric Charges from time to time as provided above), then Tenant shall pay such invoiced amount within thirty (30) days after receiving the applicable invoice. Landlord’s failure to deliver any statement of Electric Charges on a timely basis with respect to any calendar year shall not prejudice Landlord’s right to thereafter render such a statement with respect to such calendar year or any subsequent calendar year, nor shall the rendering of any such statement prejudice Landlord’s right to thereafter deliver a corrected statement for that calendar year.

13.3       Additional or Separately Metered Electrical, HVAC and Other Service. If Tenant shall require electric current, interior or exterior lighting, air conditioning, ventilation or heating in excess of that provided pursuant to Tenant’s Final Plans, Tenant shall first procure the consent of Landlord, which Landlord may reasonably refuse to the use thereof if the same would cause material harm to the base Building systems. Landlord shall have the right to cause a reputable independent electrical engineering or consulting firm to evaluate such proposed electric service and its potential cost and effect on the Property. If any utility service to the Leased Premises shall be separately metered to measure Tenant’s usage, Tenant shall pay for the same on or before the date required by the provider of such service for payment without the imposition of interest or late charges. Tenant shall cause all separately metered utilities to be in the name of Tenant on or before the Commencement Date.

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In addition, Landlord shall provide reasonable HVAC system adjusting after initial occupancy of Tenant. In the event repeated visits are requested by Tenant and the HVAC system is maintaining temperatures in the occupied office areas of the Leased Premises as required pursuant to the terms of Section 13.1(a), the actual out of pocket costs for such visits will be billable directly to Tenant. In addition, if Tenant requests utility service (other than metered service as referred to above) or other service in excess of that of other Building occupants, Landlord reserves the right to demand reimbursement of the cost thereof as reasonably estimated by Landlord and the same shall be considered Additional Rent and shall be payable within thirty (30) days after demand (which demand shall include reasonable supporting documentation). Landlord reserves the right to reconcile the Electric Charges more often than one time per calendar year and the results of any such reconciliations shall also be handled as set forth above.

13.4       Interruption of Service. Except to the extent otherwise provided herein, no interruption or curtailment of any service or maintenance, repair or replacement in the Building or other portions of the Property shall entitle Tenant to any claim against Landlord or to any abatement of Rent, nor shall the same constitute constructive or partial eviction or disturbance of Tenant’s use and possession of the Leased Premises or rights under this Lease, nor shall Landlord be liable to Tenant for damages of any kind or nature, in each case regardless of whether or not Landlord shall have received notice of the same and regardless of any negligence of Landlord or any of its agents or contractors. Notwithstanding the foregoing, in the event that any interruption, discontinuance or curtailment of services described herein is caused by Landlord’s negligence or willful misconduct and adversely and materially affect’s Tenant’s ability to conduct its operations in the whole of the Leased Premises, or any material portion thereof (each, a “Service Interruption”), and such Service Interruption continues beyond three (3) business days after written notice to Landlord, then Tenant shall be entitled to receive an abatement of Rent payable hereunder (as to the proportion that the square footage of the Leased Premises rendered untenable as a result of such Service Interruption bears to the total square footage of the Leased Premises) during the period beginning on the fourth (4th) business day of such Service Interruption and ending on the day the service has been fully restored. Notwithstanding the foregoing, in the event that any interruption, discontinuance or curtailment of services described herein continues beyond nine (9) business days after written notice to Landlord, and the Service Interruption can be corrected in ten (10) business days or less through Landlord’s reasonable efforts (regardless of negligence or willful misconduct), then Tenant shall be entitled to receive an abatement of Rent payable hereunder (as to the proportion that the square footage of the Leased Premises rendered untenable as a result of such Service Interruption bears to the total square footage of the Leased Premises) during the period beginning on the tenth (10th) business day of such Service Interruption and ending on the day the service has been fully restored.

13.5       Access to Building. Tenant shall have access to the Building and the Leased Premises twenty-four (24) hours a day, seven (7) days a week, including holidays. Notwithstanding the foregoing, if Landlord elects to temporarily close the Leased Premises for any reason other than a casualty, condemnation, or any negligence, willful misconduct or breach of the Lease by Tenant or any Tenant Controlled Parties, and closure of the Leased Premises is not required by a governmental order or other legal requirement, then Tenant shall be entitled to receive a per diem abatement of Rent during the period beginning on the sixth (6th) business day of such closure and ending on the date on which Landlord allows Tenant to access the Leased Premises.

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ARTICLE XIV

QUIET ENJOYMENT; RELOCATION

14.1         Quiet Enjoyment. Landlord covenants and agrees that, if Tenant shall not be in default of this Lease beyond any applicable notice and cure periods, Tenant shall have the right to peaceable and quiet enjoyment and possession of the Leased Premises during the Lease Term without hindrance or ejection by any persons lawfully claiming under Landlord, subject to the terms and conditions of this Lease.

ARTICLE XV

SUBORDINATION; TRANSFER OF PROPERTY

15.1         Subordination. Tenant acknowledges that, as of the date of this Lease, the Property is subject to that certain Open-End Mortgage and Security Agreement dated as of May 7, 2018 (the “Existing Mortgage”) from Landlord to Dollar Bank, Federal Savings Bank (“Current Mortgagee”). Landlord shall, at Landlord’s sole cost, use commercially reasonable efforts to obtain the Current Mortgagee’s signature to the subordination, non-disturbance, and attornment agreement in the form attached hereto as Exhibit “G” and made a part hereof (the “SNDA”) and to deliver the same to Tenant within thirty (30) days of the date hereof. Tenant shall have no obligation to pay Rent hereunder until such time that the SNDA executed by Current Mortgagee is delivered to Tenant. This Lease shall be subject and subordinate to any mortgages now in existence or hereafter made from time to time affecting Landlord’s interest in the Property, and all renewals, modifications, consolidations, replacements or extensions of any such mortgage now or hereafter made provided that Tenant’s use and occupancy of the Leased Premises shall not be disturbed so long as Tenant is not in default beyond any applicable notice and cure periods under this Lease. The subordination described in the preceding sentence shall be self-operative; provided, however, that Tenant shall execute, acknowledge and deliver to the holder of any such mortgage, at any time upon demand by such holder, any commercially reasonable documents that may be required by such holder for the purpose of evidencing the subordination of this Lease to any such mortgage and to any renewals, modifications, consolidations, replacements or extensions thereof. Such agreement shall contain such terms and conditions which such holder may reasonably request. Upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord's future mortgagee, if any, on such mortgagee's then current commercially reasonable standard form of agreement, provided, Tenant shall be responsible for all reasonable third-party costs (including lender’s reasonable attorney’s fees) associated with obtaining such agreement in an amount not to exceed $500.00. In the event of a foreclosure sale under any mortgage or in the event of the judicial sale of the Property to collect indebtedness secured by any mortgage, or in the event of any transfer of the Property in lieu thereof, then, upon request of such mortgagee, purchaser or transferee, Tenant shall attorn to and recognize as Landlord hereunder the party who, but for this Lease, would be entitled to possession of the Leased Premises. Tenant agrees to give any such mortgagee (to the extent Tenant has received written notice of such mortgagee and such mortgagee’s address) notice of any default of Landlord under the terms and conditions of this Lease and agrees that if Landlord shall fail to cure such default, this Lease shall not be terminated by Tenant so long as such mortgagee, at its option, shall make reasonable efforts to cure such default, which efforts, if necessary, may be delayed until such mortgagee is able to acquire sufficient rights in the Property in order to effect such cure. The provisions of this Section relating to subordination of this Lease and to Tenant's obligation to enter into agreements with the holders of mortgages shall not apply to any mortgages which are subordinate to one or more other mortgages, unless the holders of such senior mortgages shall consent thereto in writing, and any such agreement made by Tenant with any holder of a mortgage without such consent shall be voidable at the option of the holder of any such senior mortgage which shall not have given such consent. In addition, at the option of the holder of any mortgage upon the Property, this Lease shall be senior to the lien of such mortgage. Any changes to the lender's form nondisturbance agreement and/or estoppel certificate requested by Tenant shall be at the expense of Tenant.

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15.2         Transfer of Property. In the event of any transfer of Landlord’s interest in the Property other than a transfer for security purposes only, Landlord shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and Tenant agrees to attorn to the transferee, provided that such transferee shall assume all such obligations and liabilities on the part of Landlord accruing from and after the date of such transfer.

ARTICLE XVI

ESTOPPEL CERTIFICATE

16.1         Estoppel Certificate. Tenant agrees, at any time and from time to time within ten (10) business days after receipt of Landlord’s written request, to execute, acknowledge and deliver to Landlord or to any actual or prospective purchaser or mortgagee of the Property a written certificate stating that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the Rent and any other payment due from Tenant shall have been paid in advance, if any, and providing such other factual information as Landlord may reasonably require, it being intended that such certificate delivered pursuant to this Section may be relied upon by Landlord and any actual or prospective purchaser or mortgagee of the Property. If Tenant shall fail to deliver any certificate required by Section 16.1 within the time period required by such Section, Landlord may provide to Tenant a second written request with respect to such certificate. If Tenant fails to execute and deliver such certificate within a five (5) business day period following the date of Tenant’s receipt of Landlord’s second written request therefor, Landlord or Landlord’s beneficiary or agent or any lender, investor or purchaser may rely upon the certificate as prepared and delivered to Tenant and Tenant shall be bound to Landlord and any such actual or prospective purchaser or mortgagee by all of the statements contained in any such certificate delivered on behalf of Tenant absent manifest error.

ARTICLE XVII

SURRENDER

17.1         Surrender. Tenant agrees to deliver and surrender possession of the Leased Premises to Landlord upon the expiration or earlier termination of the Lease Term, broom-clean and in as good condition and repair as at the commencement of the Lease Term, ordinary wear and tear (after taking into account Landlord's and Tenant's repair and maintenance obligations hereunder) and casualty for which Tenant shall not have any restoration obligation alone excepted, subject to any alterations which shall remain in the Leased Premises in accordance with the terms of this Lease, and to deliver all of the keys and access cards to Landlord or its agent.

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17.2         Notice to Quit. TENANT SHALL SURRENDER THE LEASED PREMISES TO LANDLORD UPON THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE TERM, WITHOUT NOTICE OF ANY KIND, AND TENANT WAIVES ALL RIGHT TO ANY SUCH NOTICE AS MAY BE PROVIDED UNDER ANY LAWS NOW OR HEREAFTER IN EFFECT IN PENNSYLVANIA, INCLUDING, WITHOUT LIMITATION, THE LANDLORD AND TENANT ACT OF 1951, ACT OF APRIL 6, 1951, AS AMENDED.

17.3          Removal of Property; Restoration of Leased Premises. All alterations, additions, fixtures and other property within the Leased Premises upon the expiration or termination of the Lease Term shall remain for the benefit of Landlord after the Lease Term unless Landlord shall direct that the same be removed, in which event Tenant shall remove the same as provided in this Lease. If, at the time that Tenant requests Landlord’s consent to make alterations or additions to, or install fixtures in, the Leased Premises, Tenant also requests Landlord’s determination as to whether any such alterations, additions, fixtures will be required to be removed by Tenant at the expiration or earlier termination of this Lease (“Tenant’s Removal Notice”), Landlord shall provide a determination, in writing, at such time. If Landlord fails to notify Tenant within ten (10) days of Landlord’s receipt of Tenant’s Removal Notice whether Tenant shall be required to remove any such alterations, additions, fixtures at the expiration or earlier termination of this Lease, it shall be assumed that Landlord shall not require the removal of the subject alterations, additions or fixtures. Otherwise, at Landlord’s request, made no later than thirty (30) prior to the expiration or earlier termination of the Lease Term, Tenant shall remove all alterations which may have been made to the Leased Premises by Tenant (except those which Landlord may designate in writing [or be deemed to have designated] at the time of approval as not requiring removal), as well as all fixtures, equipment, and signage which may have been installed or placed therein or on the Property by Tenant, and Tenant shall repair any damage caused by the erection or removal of any such fixtures, equipment, or signage and restore the Leased Premises or other portion of the Property to its original condition, all in a workmanlike fashion as Landlord may direct. If Tenant shall not have removed all equipment, furniture, trade fixtures or other personal property, whether owned by Tenant or other parties, as of the expiration or earlier termination of the Lease Term, Landlord may (a) remove and store the same at the expense of Tenant or sell the same on behalf of Tenant at public or private sale in such manner as is commercially reasonable, with any proceeds thereof to be first applied to the costs and expenses, including attorney's fees, of the storage and sale and the payment of any amounts owed by Tenant under this Lease, or (b) treat the same as abandoned property and remove and claim or dispose of the same in such manner as Landlord may elect, all at the expense of Tenant. Notwithstanding anything contained herein to the contrary, in no event shall Tenant be required to remove the Landlord’s Work or Tenant Improvements upon the expiration or earlier termination of the Lease Term.

17.4         Posting Signs. Landlord, without hindrance by Tenant, may post "For Rent" signs at or about the exterior of the Leased Premises during the last six (6) months of the Lease Term, and may post "For Sale" signs at or about the Building at any time.

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ARTICLE XVIII

DEFAULT AND REMEDIES

18.1         Default. If (a) Tenant shall fail to pay any Rent or any other sum provided for under this Lease on or before the date that the same shall have become due and payable and such failure shall continue for five (5) days following receipt of written notice from Landlord; provided, that Tenant shall not be entitled to more than two (2) such written notices in any twelve (12) month period, or (b) Tenant shall vacate or abandon the Leased Premises without continuing to pay Rent, or (c) Tenant shall assign this Lease or sublet the whole or any part of the Leased Premises in violation of this Lease or permit any other person to occupy the whole or any part of the Leased Premises in violation of this Lease, or (d) Tenant shall fail to maintain any insurance pursuant to the terms of this Lease and such failure shall not be cured within five (5) days after written notice thereof from Landlord, or (e) bankruptcy or other insolvency proceedings shall be instituted by Tenant, or (f) bankruptcy proceedings shall be instituted against Tenant which are not withdrawn or dismissed within thirty (30) days after the institution of said proceedings, or (g) an assignment shall be made by Tenant for the benefit of creditors by legal proceedings or otherwise, or (h) Tenant shall fail to comply with any provision of Articles IV, VII or X of this Lease and such failure shall not be cured within five (5) days after written notice thereof from Landlord, or (i) Tenant shall breach or fail to perform any other term, condition or covenant of this Lease and such failure shall not be cured within thirty (30) days after written notice thereof from Landlord; provided, if Tenant shall commence the cure within such thirty (30) day period and proceed diligently thereafter to cure the failure specified in the notice but shall not be able to do so, then any such failure shall not be considered a Tenant Default so long as Tenant shall continue to exercise good faith diligent efforts to cure such failure and shall do so within a reasonable period of time, not to exceed ninety (90) days, then and in any such event Tenant shall be in default hereunder (each of the foregoing is hereinafter referred to as a “Tenant Default”).

18.2         Remedies. In the event of any Tenant Default hereunder, Landlord may at its option declare the entire Annual Base Rent and Additional Rent on account of Increases in Real Estate Taxes and Increases in Operating Costs for the balance of the Lease Term (exclusive of any unexercised options) to be immediately due and payable, and the same shall thereupon at once become due and payable as if by the terms of this Lease it were all payable in advance. In such event, any item of Rent other than Annual Base Rent for any future period which shall be so declared immediately due and payable shall be paid based on an estimate thereof by Landlord for the balance of the Lease Term, and in making such estimate Landlord shall be entitled to assume that the amount of such item of Rent shall increase annually by three percent (3%) of the amount estimated for the preceding annual period. In addition, in the event of any Tenant Default hereunder, Landlord may exercise any one or more of the following remedies: (a) Landlord may declare this Lease terminated without any right on the part of Tenant to reinstate the same by payment or other performance of the condition or conditions violated, any law, usage or custom to the contrary notwithstanding; (b) Landlord may re-enter and take possession of the Leased Premises without terminating this Lease and may relet the Leased Premises for the account of Tenant; and (c) Landlord may pursue such other rights and remedies which may be available to Landlord at law or in equity, including damages notwithstanding any termination of this Lease. Landlord shall not have any obligation to treat any default as having been cured if the applicable grace period relating thereto as set forth in this Lease shall have elapsed. In the event that Rent shall be accelerated by reason of a default under this Lease, Landlord may nevertheless terminate this Lease and pursue other remedies as a result of such default, provided that Landlord shall not have the right to terminate this Lease by reason of such default after such accelerated Rent shall have been paid by Tenant unless such material non-monetary default is of a continuing nature and Tenant shall not have cured the same within the applicable grace period set forth in this Lease which shall commence after the payment of such accelerated Rent. Tenant hereby acknowledging that Landlord shall be entitled to lease any other property of Landlord without any obligation first to attempt to relet the Leased Premises. In the event that this Lease is terminated as a result of a Tenant Default at any time during this Lease, in addition to the other remedies set forth herein, Tenant shall immediately pay to Landlord an amount equal to any brokerage fees and any other lease concessions Landlord has incurred as a result of this Lease (amortized over the initial Lease Term, utilizing an interest rate of five and one-half percent (5.5%)).

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18.3         Default Interest. Any Rent or other sum payable under this Lease shall bear interest at the rate per annum equal to the lesser of (a) five percent (5%) in excess of the rate per annum announced from time to time by PNC Bank, National Association, or its successor as its "prime rate" or similar rate, or (b) the highest rate permitted by law. Such rate of interest shall apply to such unpaid Rent and other sums until paid irrespective of whether judgment may have been entered therefor.

18.4         CONFESSION OF JUDGMENT FOR MONEY. UPON EACH AND EVERY BREACH OR DEFAULT HEREUNDER, TENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA TO APPEAR FOR TENANT AND, WITH OR WITHOUT DECLARATION FILED, TO CONFESS A JUDGMENT OR SERIES OF JUDGMENTS AGAINST TENANT AND IN FAVOR OF LANDLORD OR ANY ASSIGNEE OF THIS LEASE, AS OF ANY TERM OR TERMS FOR ANY AND ALL SUMS DUE OR TO BECOME DUE BY REASON OF BREACH OR DEFAULT BY TENANT UNDER THE TERMS OF THIS LEASE, TOGETHER WITH COSTS OF SUIT AND AN ATTORNEY’S COMMISSION OF TEN PERCENT (10%) OF SUCH AMOUNT FOR COLLECTION, ON WHICH JUDGMENT OR JUDGMENTS A WRIT OR WRITS OF EXECUTION MAY ISSUE FORTHWITH, WITH RELEASE OF ALL ERRORS AND WITHOUT RIGHT OF APPEAL OR STAY OF EXECUTION, AND INQUISITION AND EXTENSION UPON ANY REAL ESTATE ARE HEREBY WAIVED, AND CONDEMNATION AGREED TO. A COPY HEREOF, VERIFIED BY AN AFFIDAVIT, SHALL BE FILED AT SAID PROCEEDINGS, AND IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY. NO SINGLE EXERCISE OF THE FOREGOING WARRANT OR POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT SUCH EXERCISE SHOULD BE HELD BY ANY COURT TO BE INVALID, VOIDABLE OR VOID, AND THE POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS LANDLORD SHALL ELECT, WHETHER FOR THE SAME SUMS FOR WHICH ONE OR MORE JUDGMENTS SHALL HAVE BEEN CONFESSED PURSUANT HERETO OR FOR ADDITIONAL SUMS AS WELL, UNTIL ALL SUMS PAYABLE OR THAT WHICH MAY BECOME PAYABLE BY TENANT HEREUNDER SHALL HAVE BEEN PAID IN FULL.

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18.5        CONFESSION OF JUDGMENT FOR POSSESSION. UPON EACH AND EVERY BREACH OR DEFAULT HEREUNDER, TENANT HEREBY FURTHER AND ANY PERSON HOLDING UNDER TENANT IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY AT ANY COURT OF RECORD WITHIN THE COMMONWEALTH OF PENNSYLVANIA EITHER IN ADDITION TO OR WITHOUT JUDGMENT FOR THE AMOUNT DUE ACCORDING TO THE TERMS OF THIS LEASE, TO APPEAR FOR TENANT AND CONFESS JUDGMENT FORTHWITH AGAINST TENANT AND IN FAVOR OF LANDLORD IN EJECTMENT FOR THE LEASED PREMISES AND THE IMMEDIATE ISSUING OF A WRIT OF POSSESSION FOR THE LEASED PREMISES PURSUANT TO WHICH LANDLORD MAY WITHOUT NOTICE RE-ENTER AND EXPEL TENANT AND ANY PERSON HOLDING UNDER TENANT FROM THE LEASED PREMISES. NO SINGLE EXERCISE OF THE FOREGOING WARRANT OR POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT SUCH EXERCISE SHOULD BE HELD BY ANY COURT TO BE INVALID, VOIDABLE OR VOID, AND THE POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS LANDLORD SHALL ELECT, AND, IN EACH CASE, THIS LEASE OR A TRUE COPY THEREOF SHALL BE A SUFFICIENT WARRANT OF ANY PERSON.

18.6         Cumulative Remedies. The rights and remedies of Landlord hereunder shall be cumulative and not exclusive, and Landlord shall not be put to any election of remedies. The rights and remedies of Landlord hereunder are in addition to and not in derogation of the rights and remedies otherwise available to Landlord by law or in equity or otherwise.

18.7         Survival. All representations, warranties, covenants, conditions and agreements of Tenant contained in this Lease shall survive the termination or expiration of the Lease Term, and Landlord shall have and enjoy all rights and remedies with respect thereto notwithstanding such expiration or termination. In addition, such representations, warranties, covenants, conditions and agreements and Landlord's rights and remedies with respect thereto shall survive Tenant's surrender and/or vacation of the Leased Premises, whether or not the same may be accepted by Landlord, and whether or not Landlord may thereafter re-let the Leased Premises.

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18.8         Landlord Default. A “Landlord Default” shall occur hereunder in the event Landlord shall breach or fail to perform any term, condition or covenant of this Lease, and such failure shall not be cured within thirty (30) days after written notice thereof from Tenant. Notwithstanding the foregoing, in the event any such failure creates an Unsafe Condition (as such term is defined below), the foregoing thirty (30) day notice and cure period shall automatically be decreased to forty eight (48) hours. Except in connection with an Unsafe Condition, if Landlord’s breach or failure is of a nature that it is not reasonably susceptible of being cured within a thirty (30) day period, Landlord shall have a commercially reasonable time to cure such failure prior to a Landlord Default occurring hereunder, so long as it commences good faith efforts to cure such failure within such thirty (30) day period and thereafter in good faith and with due diligence prosecutes such cure to completion. As used herein, the term “Unsafe Condition” shall mean a condition which may create an imminent risk of (i) material damage or destruction of property, or (ii) personal injury. In the event of a Landlord Default, as described above, Tenant shall have the right to pursue any remedies available to Tenant at law or in equity. Notwithstanding the foregoing, if the Landlord Default involves Landlord’s non-structural repair and maintenance obligations to the Leased Premises as expressly stated in this Lease and such Landlord Default unreasonably and materially interferes with Tenant’s ability to conduct its normal business operations at the Leased Premises or creates an Unsafe Condition, then Tenant, shall have the right, but not the obligation, to perform the nonstructural repair or maintenance obligation to the Leased Premises which Landlord failed to perform, provided Tenant provides Landlord with additional written notice at least two (2) days prior to performing such repair or maintenance obligation. The full amount of the reasonable costs and expenses so incurred by Tenant (the “Reimbursable Costs”) shall be paid by Landlord to Tenant within thirty (30) days after written demand therefor (provided that such written demand is accompanied by reasonable documented evidence of the Reimbursable Costs).

18.9         Duty to Mitigate. In the event of any default hereunder, the non-defaulting party shall use commercially reasonable efforts to mitigate its damages; provided, however, with regard to Landlord’s duty to mitigate damages by re-letting the Leased Premises to a replacement tenant suitable under the circumstances, such duty shall be deemed fulfilled so long as Landlord lists and reasonably markets the Leased Premises and subsequently deals with any tenant prospects in a reasonable manner. For the purpose of such reletting, Landlord may make repairs, changes, alterations or additions in or to the Leased Premises to the extent reasonably necessary to relet the Leased Premises; and ( the cost of such repairs, changes, alterations or additions (in an amount not to exceed that which would have been required to place the Leased Premises in the same condition in which it is required to be surrendered hereunder), plus any reasonable brokerage and legal fees expended by Landlord in connection therewith, may be charged to and be payable by Tenant as: (a) additional rent hereunder, or (b) in the event the Lease has been terminated, as damages. Without limiting the foregoing, in no event shall Landlord’s obligation to mitigate require Landlord to (i) prioritize the rental of the Leased Premises over any other space in the Building or any other Building, (ii) accept a proposed base rent or additional rent that is, in Landlord’s sole discretion, unreasonable, or (iii) utilize efforts to find a replacement tenant for the Leased Premises which are in excess of those typically employed by Landlord to lease vacant space. Further, any breach of Landlord's duty to relet the Leased Premises as provided hereunder does not give rise to a cause of action by Tenant, but rather, will reduce Landlord's recovery against Tenant to the extent that damages reasonably could have been avoided if Landlord was obligated to mitigate and had properly exercised its above-described duty.

ARTICLE XIX

WAIVER

19.1         Waiver. The waiver by Landlord of any breach of any term, covenant or condition of this Lease to be performed by Tenant shall not be deemed to be a waiver of any subsequent breach of this Lease nor shall any waiver authorize the nonobservance of any other occurrence of the same or of any other covenant or condition thereof, nor shall the acceptance of rent by the Landlord at any time when the Tenant is in default under any covenant or condition hereby be construed as a waiver of any such default. To be effective, a waiver of any such breach or default by Tenant hereunder must be in writing signed by Landlord.

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ARTICLE XX

CONDEMNATION

20.1         Condemnation. In the event that the Leased Premises or the Property, or such portion thereof as shall prevent, in Landlord’s sole good faith judgment, any reasonable use of the Leased Premises by Tenant, shall be taken or condemned for any public or quasi-public use or purpose by a competent authority in expropriation proceedings, or by any right of eminent domain, or conveyed to such competent authority in lieu of such taking or condemnation, then this Lease shall terminate as of the date title vests pursuant to such taking or conveyance. The entire compensation or award attributable to any taking or condemnation of the Property or any portion thereof, or the consideration for such conveyance, shall belong to Landlord without any deduction therefrom for any present or future estate or other right of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. Tenant shall, however, be entitled to such award as may be allowed for moving expenses, fixtures and other equipment installed by it and any other compensation allowed under the laws of the Commonwealth of Pennsylvania, but only if such award or other compensation shall be in addition to the award otherwise available to or for the benefit of Landlord. If Tenant's business is not so materially and substantially curtailed by the taking then this Lease shall continue as to that portion of the Leased Premises remaining after the taking with the Rent being reduced pro-rata for the square footage of the Leased Premises taken.

ARTICLE XXI

NOTICES

21.1         Notice Addresses. Whenever in this Lease there shall be required or permitted that notice or demand be given or served to either party to this Lease, such notice or demand shall be given in writing, by certified or registered U.S. Mail, return receipt requested, by recognized overnight courier with receipted delivery, or by hand delivery, to the applicable address or addresses set forth herein, or to such other addresses as may be designated by notice given pursuant to this section. All notices shall be deemed given when delivered to the applicable address or addresses or when such delivery is refused, as indicated by return receipts or other evidence:

To Landlord:         350 Technology Drive Partners, LLC

965 Greentree Road, Suite 400

Pittsburgh, PA 15220

Attn: James D. Scalo

with a copy to:

Burns Scalo Management LLC

965 Greentree Road, Suite 400

Pittsburgh, PA 15220

Attn: Christie Reiber

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To Tenant:            Before the Commencement Date:

700 Technology Drive
Pittsburgh, PA 15219 The Premises

Attention: Sam Backenroth

After the Commencement Date:

The Premises

Attention: Sam Backenroth

ARTICLE XXII

NON-RECORDATION

22.1         Non-Recordation. Neither this Lease nor any memorandum hereof or reference hereto shall be recorded by Tenant.

ARTICLE XXIII

FINANCIAL STATEMENTS

23.1         Financial Statements. Provided that Tenant is not a public company, or the subsidiary of a public company, within thirty (30) days after the receipt of written request from Landlord, from time to time, Tenant shall deliver to Landlord its most recent financial statements as well statements of income, retained earnings and changes in financial position of Tenant for the most recent fiscal year and a balance sheet of Tenant as of the close of such fiscal year, all in reasonable detail, such year-end financial statements to be prepared, or reviewed, by an independent certified public accountant of recognized standing. Tenant represents and warrants that the financial statements delivered to Landlord shall be true and accurate. Notwithstanding the foregoing, Landlord shall not request financial statements more than twice in each consecutive one (1) year period during the Lease Term. At Tenant’s request, Landlord shall enter into a confidentiality agreement with Tenant, which agreement is reasonably acceptable to Landlord and covers confidential financial information provided by Tenant to Landlord.

ARTICLE XXIV

EXONERATION

24.1         Exoneration.      Neither Landlord nor any member, partner or shareholder in Landlord, nor any director, officer or other party with interests in Landlord or any such member, partner or shareholder shall be subject to personal liability beyond Landlord’s interest in the Property for any of the covenants, representations or warranties of Landlord pursuant or related to this Lease, or for any negligent or other acts or omissions relating to the Leased Premises or any other portion of the Property or any condition or use thereof or event or activity therein or thereon, and except to the extent recourse shall be further limited by the other terms of this Lease, Tenant shall look solely to the interest of Landlord in the Property for the satisfaction of the remedies of Tenant for any such matters including any default by Landlord hereunder. For purposes hereof, “Landlord’s interest in the Property” shall include rents due from tenants, insurance proceeds, sales proceeds and proceeds from condemnation or eminent domain proceedings. Nothing in this Section shall be construed to impose liability on Landlord which is waived or otherwise limited by the other terms of this Lease.

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ARTICLE XXV

BINDING EFFECT

25.1         Binding Effect. Except as herein otherwise expressly provided, the terms, conditions, covenants and provisions hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of Landlord and Tenant, respectively. The references contained in this Lease to successors and assigns of Tenant shall not be construed to constitute a consent by Landlord to any assignment of this Lease by operation of law or otherwise.

ARTICLE XXVI

CONSTRUCTION

26.1         Captions. The captions of the Articles throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the terms, conditions, covenants and provisions of this instrument.

26.2         References. As used herein, the singular shall include the plural; the use of masculine, feminine or neuter genders shall be deemed to include all genders. Any reference to the rights and authority of Landlord herein shall include such of Landlord's agents, servants, or employees to whom Landlord may delegate its rights or authority, and shall also include any mortgagee of Landlord which has reserved or to whom Landlord has delegated any such right or authority.

26.3         Rules of Construction. Both parties acknowledge and agree that this Lease has been freely negotiated, and accordingly, this Lease shall be construed and interpreted without regard to any presumption or rule of construction against Landlord as the drafter of this Lease or otherwise.

ARTICLE XXVII

ENTIRE AGREEMENT; AMENDMENTS; DELIVERY

27.1         Entire Agreement. This Lease, together with all addenda, schedules and Exhibits hereto, contains the entire agreement between the parties hereto, and Tenant acknowledges and agrees that no agent, representative, salesman or officer of Landlord has authority to make or has made any statement, agreement representation, either oral or written, in connection therewith, modifying, adding or changing the terms, conditions, covenants and provisions herein set forth. No dealings between the parties or custom or usage of trade shall be permitted to contradict, vary, add to or modify the terms, conditions, covenants and provisions hereof. No modifications of or amendment of this Lease shall be binding unless the same shall be in writing and signed by all of the parties hereto.

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27.2         Amendments. Tenant agrees to execute any and all reasonable amendments to this Lease which may be required pursuant to the terms of any Covenants, as the same may be amended from time to time; provided that any such amendment shall not materially or negatively impact Tenant’s use of the Leased Premises. Tenant shall execute such amendment within thirty (30) days after request or within such shorter period as may be required by such Covenants.

27.3         Counterparts; Delivery. This Lease may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of this Lease by electronic delivery shall be equally as effective as delivery of a manually executed counterpart of this Lease. Any party delivering an executed counterpart of this Lease by electronic delivery shall also deliver a manually executed counterpart of this Lease, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Lease.

ARTICLE XXVIII

GOVERNING LAW; PATRIOT ACT

28.1          Governing Law. This Lease and the performance hereof shall be governed, interpreted, construed and regulated by the laws of the Commonwealth of Pennsylvania.

28.2         Patriot Act. Tenant represents that neither Tenant nor its constituents or affiliates are in violation of any Governmental Rules relating to terrorism or money laundering, including the Executive Order and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the "Patriot Act").

ARTICLE XXIX

PARTIAL INVALIDITY

29.1         Partial Invalidity. If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstance, shall at any time or to any extent be or become invalid or unenforceable, nevertheless the remaining terms, covenants, conditions and provisions of this Lease, and the application thereof shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be and remain valid and enforceable to the fullest extent permitted by law.

ARTICLE XXX

BROKERAGE COMMISSION

30.1         Brokerage Commission. Landlord and Tenant each represent and warrant to the other that there were no real estate agents or brokers involved with the introduction of the parties or in the negotiation and execution of this Lease other than Burns Scalo Brokerage LLC and Hanna Langholz Wilson Ellis whose compensation shall be paid by Landlord in accordance with such party's agreement with such brokers. Landlord and Tenant shall each hold the other harmless from any claims for commissions, fees or compensation for this Lease transaction by any other person or entity claiming to have acted as agent, representative or broker for any of the parties to this Lease. The terms of this Section 30.1 shall survive the expiration or earlier termination of this Lease.

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ARTICLE XXXI

[INTENTIONALLY DELETED]

ARTICLE XXXII

FORCE MAJEURE

32.1         Force Majeure. The time periods for the parties’ performance of their respective obligations under this Lease (except with respect to Tenant’s obligation to pay Rent) shall be extended for periods of time during which their performance is prevented due to extraordinary circumstances beyond the party's control, including without limitation, strikes, embargoes, governmental regulations and orders, labor or material shortages, acts of God, casualty, weather, war or other strife (“Force Majeure”).

ARTICLE XXXIII

HOLDING OVER BY TENANT

33.1         Holding Over. If Tenant shall hold over at the expiration or termination of the Lease Term, such tenancy shall be deemed, at Landlord’s option elected in writing by Landlord at any time during such period, a month-to-month tenancy or a tenancy at sufferance, and in the absence of such written election by Landlord, shall be a tenancy at the sufferance. During such month-to-month tenancy or tenancy at sufferance, Tenant agrees to be bound by all the terms and conditions hereof and agrees to pay to Landlord, in addition to all other Rent, an Annual Base Rent in the amount of one and one-half times (150%) of the Annual Base Rent (the applicable Base Rent for such calculations being the Annual Base Rent which shall have been in effect for the last month of the Lease Term prior to such expiration or termination), the parties agreeing that such sum shall be deemed a reasonable sum for such tenancy. If any holdover exceeds thirty (30) days and Landlord has given Tenant written notice that holding over beyond thirty (30) days will result in Tenant being liable for consequential damages, then Tenant shall be liable for consequential damages commencing with the date which is the later to occur of the expiration of such 30-day period or 15 days after Landlord gives such notice. Nothing herein shall limit any damages Landlord may incur for Tenant’s trespass, damage to the Property, loss of replacement Tenants or otherwise.

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ARTICLE XXXIV

RIGHT OF FIRST OFFER

34.1         Right of First Offer. Subject to the written rights of other tenants in the Building existing as of the date hereof, which rights shall be superior to those of Tenant under this Section 34.1, at all times during the Term, Tenant shall have a right of first offer to lease any space located in the Building becoming available for lease (the “Offer Space”). Landlord will provide Tenant with written notice (each, an “Offer Notice”) of any Offer Space prior to negotiating or extending an offer to lease such space to any third party. Tenant shall have fifteen (15) days following receipt of such Offer Notice in which to elect in writing (an “Election Notice”) to proceed with negotiating a lease of such Offer Space with Landlord. If Tenant fails to deliver to Landlord an Election Notice within such fifteen (15) day period, then Tenant shall be deemed to have waived its right to negotiate a lease with Landlord with respect to such Offer Space and Landlord may proceed to negotiating or extending an offer to lease the Offer Space to third parties. In such event, if Landlord fails to enter into a lease with a third party for such Offer Space within one hundred eighty (180) days of the date of the Offer Notice, then Tenant shall again have a right of first offer to negotiate a lease of such Offer Space in accordance with the terms of this Section 34.1. In the event Tenant timely delivers Landlord an Election Notice, then Landlord shall exclusively negotiate a lease of the Offer Space with Tenant in good faith. In the event that Landlord and Tenant are unable to reach mutually satisfactory lease terms for such Offer Space within twenty (20) days after Landlord’s receipt of Tenant’s Election Notice, Landlord may proceed to negotiating or extending an offer to lease the Offer Space to third parties. In such event if Landlord fails to enter into a lease with a third party for such Offer Space within one hundred eighty (180) days of the date of the Election Notice, then Tenant shall again have a right of first offer to negotiate a lease of such Offer Space in accordance with the terms of this Section 34.1.

[signatures appear on following page]

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ARTICLE XXXV

TENANT ACKNOWLEDGEMENT

35.1         Tenant's Understanding. TENANT ACKNOWLEDGES THAT TENANT UNDERSTANDS THE CONFESSIONS OF JUDGMENT AUTHORIZED IN SECTIONS 184 AND 18.5 OF THIS LEASE; THAT THIS TRANSACTION IS COMMERCIAL AND NONRESIDENTIAL IN NATURE; AND THAT TENANT WAIVES ANY RIGHT TO A HEARING OR TRIAL IN COURT WHICH WOULD OTHERWISE BE REQUIRED BY LAW AS A PRIOR CONDITION TO LANDLORD'S OBTAINING THE JUDGMENTS AUTHORIZED IN SECTIONS 18.4 AND 18.5.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have caused this Lease to be duly executed by their authorized agents and officers as of the day and year first above written.

LANDLORD:

350 TECHNOLOGY DRIVE PARTNERS, LLC,

a Pennsylvania limited liability company

By: 350 TECHNOLOGY DRIVE MANAGER, LLC

a Pennsylvania limited liability company, its Manager

By:	/s/ James D. Scalo
James D. Scalo, its sole member

TENANT:

NEUBASE THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Dietrich A. Stephan
Name:	Dietrich A. Stephan
Title:	Chairman and CEO

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EXHIBIT A

Depiction of Leased Premises

EXHIBIT B

Work Letter

EXHIBIT C

Form of Acknowledgement of Commencement Date

EXHIBIT D

Building Rules and Regulations

EXHIBIT E

Parking Agreement

EXHIBIT F

Cleaning Specifications

EXHIBIT G

FORM SNDA